Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-180273

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 11, 2013)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$500,000,000 Floating Rate Notes due 2016

US$500,000,000 2.875% Notes due 2018

Our US$500,000,000 aggregate principal amount of floating rate notes due 2016 (the “Floating Rate Notes”) will bear interest at a rate equal to Three-Month USD LIBOR (as defined herein) plus 0.85% per annum, payable quarterly in arrears on March 17, June 17, September 17 and December 17 of each year. The first interest payment on the Floating Rate Notes will be made on December 17, 2013 in respect of the period from (and including) September 17, 2013 to (but excluding) December 17, 2013. The Floating Rate Notes will mature on September 17, 2016.

Our US$500,000,000 aggregate principal amount of 2.875% notes due 2018 (the “Fixed Rate Notes”, and together with the Floating Rate Notes, the “Notes”) will bear interest at a rate of 2.875% per annum. Interest on the Fixed Rate Notes is payable semi-annually in arrears on March 17 and September 17 of each year. The first interest payment on the Fixed Rate Notes will be made on March 17, 2014 in respect of the period from (and including) September 17, 2013 to (but excluding) March 17, 2014. The Fixed Rate Notes will mature on September 17, 2018.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Floating Rate Notes			Fixed Rate Notes
	Per Note	Total		Per Note	Total
Public offering price	100.000%	US$	500,000,000	99.617%	US$	498,085,000
Underwriting discounts	0.300%	US$	1,500,000	0.300%	US$	1,500,000
Proceeds to us, before expenses	99.700%	US$	498,500,000	99.317%	US$	496,585,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including September 17, 2013.

Approval in-principle has been received from the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes. There can be no assurance that such listing will be obtained for the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained herein. Approval in-principle from, and admission of the Notes to the Official List of, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of The Depository Trust Company on or about September 17, 2013.

Joint Bookrunners and Lead Managers

BofA Merrill Lynch
Citigroup
Deutsche Bank
Goldman Sachs International
HSBC
Mizuho Securities

Lead Manager

Samsung Securities Co., Ltd.

Prospectus Supplement Dated September 12, 2013

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “￦” or “Won” are to the lawful currency of Korea and “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Unless otherwise indicated, all references to “Floating Rate Notes” contained in this prospectus supplement are to the US$500,000,000 aggregate principal amount of floating rate notes due 2016 and all references to “Fixed Rate Notes” are to the US$500,000,000 aggregate principal amount of 2.875% notes due 2018. Unless otherwise indicated, all references to the “Notes” are to the Floating Rate Notes and Fixed Rate Notes, collectively.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our principal financial statements are our non-consolidated financial statements. Unless specified otherwise, our financial and other information is presented on a non-consolidated basis and does not include such information with respect to our subsidiaries.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated July 11, 2013. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-180273, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 16-1, Youido-dong, Youngdeungpo-gu, Seoul 150-996, The Republic of Korea. The SGX-ST assumes no responsibility for the contents of this prospectus supplement and the accompanying prospectus, and makes no representation as to liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus. Approval from, and admission of the Notes to the Official List of, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$500,000,000 aggregate principal amount of floating rate notes due September 17, 2016 (the “Floating Rate Notes”) and US$500,000,000 aggregate principal amount of 2.875% notes due September 17, 2018 (the “Fixed Rate Notes”, and together with the Floating Rate Notes, the “Notes”).

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Floating Rate Notes

The Floating Rate Notes will bear interest for each Interest Period (as defined herein) at a rate equal to Three-Month USD LIBOR plus 0.85% per annum, payable quarterly in arrears on March 17, June 17, September 17 and December 17 of each year. The first interest payment on the Floating Rate Notes will be made on December 17, 2013 in respect of the period from (and including) September 17, 2013 to (but excluding) December 17, 2013. Interest on the Notes will accrue from September 17, 2013, and will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

Fixed Rate Notes

The Fixed Rate Notes will bear interest at a rate of 2.875% per annum, payable semi-annually in arrears on March 17 and September 17 of each year. The first interest payment on the Fixed Rate Notes will be made on March 17, 2014 in respect of the period from (and including) September 17, 2013 to (but excluding) March 17, 2014. Interest on the Fixed Rate Notes will accrue from September 17, 2013, and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

Listing

Approval in-principle has been received from the SGX-ST for the listing and quotation of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. There can be no assurance that such listing will be obtained for the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of S$200,000 (or its equivalent in U.S. dollars), for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Form and settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”)

such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about September 17, 2013, which we expect will be the third business day following the date of this prospectus supplement.

USE OF PROCEEDS

We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated July 11, 2013. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2013, we had ￦55,670 billion of outstanding loans, including ￦30,522 billion of outstanding export credits, ￦19,543 billion of outstanding overseas investment credits and ￦2,896 billion of outstanding import credits, as compared to ￦47,798 billion of outstanding loans, including ￦25,303 billion of outstanding export credits, ￦16,943 billion of outstanding overseas investment credits and ￦2,474 billion of outstanding import credits as of December 31, 2012.

Capitalization

As of June 30, 2013, our authorized capital was ￦8,000 billion and our capitalization was as follows:

	June 30, 2013 (1)
	(billions of Won) (unaudited)
Long-Term Debt (2) (3) (4) (5):
Borrowings in Korean Won	￦	—
Borrowings in Foreign Currencies		1,408
Export-Import Financing Debentures		29,183

Total Long-term Debt	￦	30,591

Capital and Reserves:
Paid-in Capital (6)	￦	7,158
Retained Earnings		1,942
Legal Reserve		314
Voluntary Reserve		1,581
Unappropriated Retained Earnings		48
Accumulated Other Comprehensive Income		30

Total Capital and Reserve	￦	9,130

Total Capitalization	￦	39,721

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since June 30, 2013.
(2)	We have translated borrowings in foreign currencies as of June 28, 2013 into Won at the rate of ￦1,149.7 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on June 28, 2013.
(3)	As of June 30, 2013, we had contingent liabilities totaling ￦55,956 billion, which consisted of ￦42,514 billion under outstanding guarantees and acceptances and ￦13,442 billion under contingent guarantees and acceptances issued on behalf of our clients.
(4)	As of June 30, 2013, we had entered into 29 interest rate related derivative contracts with a notional amount of ￦10,924 billion and 167 currency related derivative contracts with a notional amount of ￦13,766 billion in accordance with our policy to hedge interest rate and currency risks.

(5)	All of our borrowings, whether domestic or international, are unsecured and unguaranteed.
(6)	As of June 30, 2013, authorized ordinary share capital was ￦8,000 billion and issued fully-paid ordinary share capital was ￦7,158 billion.

Business

Government Support and Supervision

In January 2013, the Government contributed ￦20 billion in cash to our capital. As of June 30, 2013, our paid-in capital was ￦7,158 billion compared to ￦7,138 billion as of December 31, 2012.

Selected Financial Statement Data

The following tables present selected separate financial information as of December 31, 2012 and June 30, 2013 and for the six months ended June 30, 2012 and 2013, which has been derived from our unaudited separate financial statements as of December 31, 2012 and June 30, 2013 and for the six months ended June 30, 2012 and 2013 prepared in accordance with Korean IFRS and included in this prospectus supplement. Korean IFRS differs from Korean GAAP, based on which our non-consolidated financial statements as of and for the years ended December 31, 2011 and 2012 included in the accompanying prospectus were prepared. As a result, our interim separate K-IFRS financial statements included in this prospectus supplement are not comparable with our non-consolidated K-GAAP financial statements included in the accompanying prospectus. For a reconciliation of our separate financial statements prepared under Korean IFRS to Korean GAAP, see Note 39 of the notes to our separate financial statements included in this prospectus supplement. You should read the following financial statement data together with the separate financial statements and notes included in this prospectus supplement:

	Six Months Ended June 30,
	2013		2012
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	￦	830	￦	879
Total Interest Expenses		595		722
Net Interest Income (Expenses)		236		157
Operating Income		60		444
Income before Income Tax		65		442
Income Tax Benefit (Expense)		(17)		(102)
Net Income		48		340

	As of June 30, 2013 (unaudited)		As of December 31, 2012
	(billions of Won)
Balance Sheet Data
Total Loans (1)	￦	55,670	￦	47,798
Total Borrowings (2)		50,622		43,187
Total Assets		63,220		54,562
Total Liabilities		54,090		45,474
Total Shareholders’ Equity (3)		9,130		9,088

(1)	Gross amount, which includes bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency and others without adjusting for allowance for loan losses, present value discount and deferred loan fees.
(2)	Include financial liabilities designated at fair value through profit or loss, borrowings and debt issued.
(3)	Includes unappropriated retained earnings.

For the six months ended June 30, 2013, we had net income of ￦48 billion compared to net income of ￦340 billion for the six months ended June 30, 2012.

The principal factor for the decrease in net income for the six months ended June 30, 2013 compared to the six months ended June 30, 2012 was net loss on available-for-sale financial assets of ￦3 billion in the six months ended June 30, 2013 compared to a net gain of ￦399 billion in the corresponding period of 2012; the ￦399 billion gain in the six months ended June 30, 2012 reflected principally the sale of our equity interest in Korea Exchange Bank. This effect was partially offset by an increase in net interest income to ￦236 billion in the six months ended June 30, 2013 from ￦157 billion in the corresponding period of 2012, primarily due to an increase in the volume of loans.

As of June 30, 2013, our total assets increased by 16% to ￦63,220 billion from ￦54,562 billion as of December 31, 2012, primarily due to a 16% increase in loans to ￦55,670 billion as of June 30, 2013 from ￦47,798 billion as of December 31, 2012.

As of June 30, 2013, our total liabilities increased by 19% to ￦54,090 billion from ￦45,474 billion as of December 31, 2012. The increase in liabilities was primarily due to a 12% increase in debentures to ￦44,873 billion as of June 30, 2013 from ￦40,173 billion as of December 31, 2012.

The increase in assets and liabilities was primarily due to an increase in the volume of loans and debt, respectively. The appreciation of the Won against foreign currencies (including the U.S. dollar) during the six months ended June 30, 2013 compared to the corresponding period of 2012 partially offset the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt.

As of June 30, 2013, our total shareholders’ equity increased by 1% to ￦9,130 billion from ￦9,088 billion as of December 31, 2012, primarily due to net income and the Government’s ￦20 billion contribution to our capital during the first half of 2013.

Operations

Loan Operations

In the first half of 2013, we provided total loans of ￦30,291 billion, an increase of 12% from the corresponding period of 2012.

The following table sets out the total amounts of our outstanding loans, categorized by type of credit, as of June 30, 2013:

	June 30, 2013		As % of June 30, 2013 Total
	(billions of Won)
Export Credits (1)
Ships	￦	8,545	15%
Industrial Plants		11,810	21
Machinery		1,477	3
Foreign Exchange Bought		1,539	3
Trade Bill Rediscount		1,522	3
Others (2)		5,629	10

Sub-total	￦	30,522	55%

Overseas Investment Credits		19,543	35
Import Credits		2,896	5
Others (3)		2,709	5

Total	￦	55,670	100%

(1)	Includes bills bought.
(2)	Includes interbank export loans, offshore loans, and miscellaneous other items.
(3)	Includes domestic usance, loans for debt-equity swap, advances for customers, and miscellaneous other items.

Source: Internal accounting records

Export Credits

As of June 30, 2013, export credits in the amount of ￦30,522 billion represented 55% of our total outstanding loans. Our disbursements of export credits amounted to ￦21,149 billion in the first half of 2013, an increase of 5% over the corresponding period of 2012, which was mainly due to an increase in demand for loan financing from Korean companies that export industrial plants.

Overseas Investment Credits

As of June 30, 2013, overseas investment credits amounted to ￦19,543 billion, representing 35% of our total outstanding loans. Our disbursements of overseas investment credits in the first half of 2013 increased by 38% to ￦5,766 billion from the corresponding period of 2012, primarily due to an increase in overseas natural resources developments projects undertaken by Korean companies.

Import Credits

As of June 30, 2013, import credits in the amount of ￦2,896 billion represented 5% of our total outstanding loans. Our disbursements of import credits amounted to ￦3,376 billion in the first half of 2013, an increase of 27% from the corresponding period of 2012, which was mainly due to an increase in demand for financing for raw materials used for production activities.

Guarantee Operations

Guarantee commitments as of June 30, 2013 increased to ￦55,956 billion from ￦52,921 billion as of December 31, 2012. Guarantees we had confirmed as of June 30, 2013 increased to ￦42,514 billion from ￦39,380 billion as of December 31, 2012.

In the first half of 2013, we issued project related confirmed guarantees in the amount of ￦11,519 billion, an increase of 5% from the corresponding period of 2012, which was mainly due to an increase in demand for financial guarantees from construction industry.

For further information regarding our guarantee and letter of credit operations, see “Notes to Non-Consolidated Financial Statements of June 30, 2013 and 2012—Note 37”.

Description of Assets and Liabilities

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2013, categorized by type of exposure extended:

	June 30, 2013
	(billions of Won, except for percentages)
A Loans in Won	￦	13,301	14%
B Loans in Foreign Currencies		38,227	40
C Loans (A+B)		51,528	54
D Other Loans		1,636	2
E Call Loans and Inter-bank Loans in Foreign Currency		2,506	2
F Loan Credits (C+D+E)		55,670	58
G Allowances for Possible Loan Losses		2,261	2
H Present Value Discount (PVD)		—	—
I Loan Credits including PVD (F-G-H)		53,409	56
J Guarantees		42,514	44
K Credit Exposure (I+J)	￦	95,923	100%

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (excluding call loans and inter-bank loans in foreign currency) as of June 30, 2013, categorized by geographic area (1) (2):

	June 30, 2013		As % of June 30, 2013 Total
	(billions of Won, except for percentages)
Asia	￦	40,874	73
Europe		6,013	11
America		5,943	11
Africa		2,840	5

Total	￦	55,670	100%

(1)	For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.
(2)	Excludes call loans, inter-bank loans in foreign currency, and loan value adjustments.

Source: Internal accounting records.

Individual Exposure

As of June 30, 2013, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering in the amount of ￦7,023 billion.

As of June 30, 2013, our second largest and third largest Credit Exposures were to Samsung Heavy Industries in the amount of ￦4,042 billion and to Hyundai Heavy Industries in the amount of ￦3,564 billion, respectively.

The following table sets out our five largest Credit Exposures as of June 30, 2013(1):

Rank	Name of Borrower	Loans		Guarantees		Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering	￦	1,661	￦	5,362	￦	7,023
2	Samsung Heavy Industries		786		3,256		4,042
3	Hyundai Heavy Industries		712		2,852		3,564
4	GS Engineering & Construction		1,115		2,258		3,373
5	SK Engineering & Construction		170		2,695		2,865

(1)	Includes loans and guarantees extended to affiliates.

Source: Internal accounting records.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2013.

	As of June 30, 2013
	Loan Amount (1)		Minimum Reserve Ratio	Loan Loss Reserve (2)
	(in billions of Won, except percentages)
Normal	￦	88,401	0.85%	￦	613
Precautionary		6,544	7.0%		1,757
Sub-standard		302	20.0%		118
Doubtful		264	50.0%		161
Estimated Loss		144	100.0%		142

Total	￦	95,655		￦	2,791

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance, bills bought, foreign exchange bought, advances for customers, and confirmed and unconfirmed acceptances and guarantees.
(2)	These figures include present value discount.

Reserves for Credit Losses

The following table sets out our 10 largest non-performing assets as of June 30, 2013:

Borrower	Loans		Guarantees		Total
	(billions of Won)
STX PAN OCEAN(AMERICA), INC.	￦	46	￦	0	￦	46
Samho Shipbuilding		36		0		36
Kukdong Construction		0		36		36
POS MARITIME GB S.A.		34		0		34
Pyeongsan		33		0		33
Sekwang Heavy Industries		28		0		28
Samwhan Corporation		5		11		15
POS MARITIME FX S.A		14		0		14
POS MARITIME HB S.A		13		0		13
POS MARITIME IB S.A		13		0		13

Total	￦	222	￦	47	￦	268

We cannot provide any assurance that our current level of exposure to non-performing assets will continue in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

As of June 30, 2013, the amount of our non-performing assets was ￦453 billion, an increase of 26% from ￦359 billion as of December 31, 2012. As of June 30, 2013, our non-performing asset ratio was 0.5%, compared to 0.4% as of December 31, 2012.

The following table sets forth information regarding our loan loss reserves as of June 30, 2013:

June 30, 2013
(billions of Won, except for percentages)
Loan Loss Reserve (A)	￦ 2,791
NPA (B) (1)	453
Total Equity (C)	9,130
Reserve to NPA (A/B)	616%
Equity at Risk [(B-A)/C]	—

(1)	Non-performing assets, which are defined as (a) assets classified as doubtful and estimated loss, (b) assets in delinquency of repayments of principal or interest for more than 3 months or (c) assets exempted from interest payments due to restructuring or rescheduling.

Investments

As of June 30, 2013, our total investment in securities amounted to ￦4,616 billion, representing 7% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2013:

Type of Investment Securities	Amount		%
	(billions of Won)
Available-for-Sale Securities	￦	3,982	86%
Securities Held-to-Maturity		—	—
Investments in Associates		634	14

Total	￦	4,616	100%

For further information relating to the classification guidelines and methods of valuation for unrealized gains and losses on our securities, see “Notes to Non-Consolidated Financial Statements of June 30, 2013 and 2012—Note 2”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2013, we had issued a total amount of ￦42,514 billion in confirmed guarantees and acceptances, of which ￦39,680 billion, representing 93% of the total amount, was classified as normal and ￦2,725 billion, representing 6% of the total amount, was classified as precautionary, and ￦109 billion, representing 0.3% of the total amount, was classified as substandard or below.

Derivatives

As of June 30, 2013, our outstanding loans made at floating rates of interest totaled approximately ￦31,295 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ￦32,792 billion, including those raised in Japanese yen, British pounds, Swiss francs, Singapore dollars, Hong Kong dollars, Mexican pesos and Euros and swapped into U.S. dollar floating rate borrowings. As of June 30, 2013, we had entered into 208 currency related derivative contracts with a notional amount of ￦16,724 billion and had entered into 78 interest rate related derivative contracts with a notional amount of ￦13,244 billion. See “Notes to Non-Consolidated Financial Statements of June 30, 2013 and 2012—Note 16”.

Sources of Funding

We raised a net total of ￦33,822 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2013, an increase of 14% from ￦29,669 billion in the corresponding period of 2012. The total loan repayments, including prepayments by our clients, during the first half of 2013 amounted to ￦24,696 billion, an increase of 5% from ￦23,575 billion during the corresponding period of 2012.

As of June 30, 2013, we had no outstanding borrowings from the Government. We issued Won-denominated domestic bonds in the aggregate amount of ￦5,380 billion during the first half of 2013.

During the first half of 2013, we issued eurobonds in the aggregate principal amount of US$4,784 million in various types of currencies under our existing Euro medium term notes program (the “EMTN Program”), a 48% increase from US$3,232 million in the corresponding period of 2012. These bond issues consisted of offerings of US$339 million, AUD 769 million, CNY 130 million, JPY 2,000 million, GBP 300 million, CHF 65 million, EUR 1,148 million, IDR 1,941,900 million, INR 10,258 million, SGD 205 million, ZAR 981 million, HKD 1,030 million, CZK 700 million, NOK 1,250 million, and BRL 1,327 million. In addition, we issued global bonds during the first half of 2013 in the aggregate amount of US$500 million under our U.S. shelf registration statement (the “U.S. Shelf Program”) compared with US$2,250 million in the corresponding period of 2012. As of June 30, 2013, the outstanding amounts of our notes and debentures were US$15,804 million, AUD 1,666 million, CNY 2,418 million, JPY 310,440 million, GBP 300 million, CHF 540 million, EUR 2,085 million, IDR 7,749,120 million, INR 20,093 million, PEN 266 million, PHP 11,350 million, SGD 415 million, TRY 465 million, TWD 600 million, ZAR 1,401 million, RUB 1,260 million, SAR 750 million, NZD 212 million, HKD 5,917 million, CZK 700 million, NOK 1,250 million, DKK 120 million, SEK 1,975 million, MXN 2,944 million, MYR 2,080 million, BRL 1,966 million and THB 25,700 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to ten years. As of June 30, 2013, the outstanding amount of such borrowings from foreign financial institutions was US$1,925 million.

As of June 30, 2013, our total paid-in capital amounted to ￦7,158 billion, and the Government, The Bank of Korea and the Korea Finance Corporation owned 67.6%, 16.3% and 16.1%, respectively, of our paid-in capital.

As of June 30, 2013, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), ￦50,422 billion, was equal to 19% of the authorized amount of ￦271,580 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2013:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency (1)	2013		2014		2015		2016		Thereafter
Won	￦	3,520	￦	3,980	￦	930	￦	320	￦	300
Foreign		3,231		6,846		9,065		4,062		12,624

Total Won Equivalent	￦	6,751	￦	10,826	￦	9,995	￦	4,382	￦	12,924

(1)	Borrowings in foreign currency have been translated into Won at the market average exchange rates on June 28, 2013, as announced by the Seoul Money Brokerage Services Ltd.

As of June 30, 2013, our foreign currency assets maturing within three months exceeded our foreign currency liabilities coming due within the corresponding period by US$1,916 million, and our foreign currency assets coming due within six months and one year exceeded our foreign currency liabilities maturing within such periods by US$3,786 million and US$1,934 million, respectively. As of June 30, 2013, our total foreign currency liabilities exceeded our total foreign currency assets by US$6,056 million.

Capital Adequacy

As of June 30, 2013, our capital adequacy ratio was 10.2%, a decrease from 11.6% as of December 31, 2012, which was primarily due to an increase in risk adjusted assets.

The following table sets forth our capital base and capital adequacy ratios reported as of June 30, 2013:

June 30, 2013
(billions of Won, except for percentages)
Tier I	￦ 7,793
Paid-in Capital	7,158
Retained Earnings	1,281
Deductions from Tier I Capital	-646
Capital Adjustments	—
Deferred Tax Asset	-506
Others	-140
Tier II (General Loan Loss Reserves)	1,293
Deductions from all capital	—
Total Capital	9,086
Risk Adjusted Assets	89,272
Capital Adequacy Ratios
Tier I	8.7%
Tier I and Tier II	10.2%

Source: Internal accounting records.

Employees

As of June 30, 2013, we had 936 employees. As of June 30, 2013, 604 employees were members of our labor union. We have never experienced a work stoppage of a serious nature.

Financial Statements and the Auditors

Our interim separate financial statements as of December 31, 2012 and June 30, 2013 and for the six months ended June 30, 2012 and 2013 appearing in this prospectus supplement were prepared in conformity with Korean IFRS, as summarized in Note 2 of the notes to our separate financial statements included in this prospectus supplement. Our non-consolidated financial statements for the years ended December 31, 2011 and 2012 included in the accompanying prospectus have been prepared in accordance with Korean GAAP. Korean IFRS differs in significant respects from Korean GAAP, particularly with respect to accounting for cash and due from banks and loans (including establishment of loan loss allowances and provisions). As a result, our interim separate financial statements prepared in accordance with Korean IFRS are not comparable with our non-consolidated financial statements prepared in accordance with Korean GAAP, and our levels of cash and due from banks and loans (including allowance and provision levels), as well as certain other balance sheet and income statement items, reflected in our financial statements prepared in accordance with Korean IFRS may differ substantially from those reflected under Korean GAAP. See Note 39 of the notes to our separate financial statements included in this prospectus supplement.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012

	Korean won
	2013		2012
	(In millions)
ASSETS
Cash and due from financial institutions (Notes 4, 5 and 7)	￦	2,462,203	￦	1,917,583
Financial assets at fair value through profit or loss (Notes 4, 5, 8 and 20)		705,458		261,525
Hedging derivative assets (Notes 4, 5 and 20)		412,986		873,273
Loans (Notes 4, 5, 10 and 38)		53,200,071		45,685,886
Financial investments (Notes 4, 5 and 9)		4,030,757		3,864,932
Investments in associates and subsidiaries (Note 11)		629,150		629,150
Tangible assets, net (Note 12)		227,745		228,079
Intangible assets, net (Note 13)		15,360		15,271
Deferred tax assets (Note 35)		506,562		393,704
Other assets (Notes 4, 5, 14 and 38)		1,029,883		692,612

	￦	63,220,175	￦	54,562,015

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at fair value through profit or loss (Notes 4, 5 and 20)	￦	200,118	￦	258,531
Hedging derivative liabilities (Notes 4, 5 and 20)		1,748,106		918,128
Borrowings (Notes 4, 5 and 15)		5,548,852		2,755,991
Debentures (Notes 4, 5 and 16)		44,873,160		40,172,531
Provisions (Note 17)		261,831		224,634
Retirement benefit obligation, net (Note 18)		37,454		32,743
Current tax liabilities		128,376		77,231
Other liabilities (Notes 4, 5, 19 and 38)		1,291,923		1,034,488

		54,089,820		45,474,277

SHAREHOLDERS’ EQUITY:
Capital stock (Note 21)		7,158,055		7,138,055
Reserves (Notes 20 and 22)		29,831		20,800
Retained earnings (Note 23) (Regulatory reserve for bad loans as of June 30, 2013: ￦71,874 million) (Note 24)		1,942,469		1,928,883

		9,130,355		9,087,738

	￦	63,220,175	￦	54,562,015

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

	Korean won
	Six months ended June 30, 2013		Six months ended June 30, 2012
	(In millions)
OPERATING INCOME:
Net interest income (Notes 25 and 38):
Interest income	￦	830,404	￦	879,355
Interest expenses		594,791		722,006

		235,613		157,349

Net commission income (Notes 26 and 38):
Commission income		181,038		146,954
Commission expenses		1,269		2,737

		179,769		144,217

Dividend income (Note 27)		13,959		18,335
Gain (loss) on financial assets at fair value through profit or loss (Note 28)		2,781		(163,539)
Gain (loss) on hedging derivative assets (Notes 20 and 29)		(1,509,656)		(100,528)
Gain (loss) on financial investments (Note 30)		(3,121)		398,979
Gain (loss) on foreign exchange transaction		1,107,452		436,339
Other net operating income (expenses) (Note 31)		490,719		(153,836)
Impairment loss on credit (Note 32)		(362,433)		(209,722)
General administration expenses (Note 33)		(94,790)		(83,711)

Total operating income		60,293		443,883

NON OPERATING INCOME (EXPENSES) (Note 34):
Gain (loss) on investments in associates and subsidiaries		8,018		1,823
Net other non-operating income (expenses)		(3,681)		(3,336)

		4,337		(1,513)

INCOME BEFORE INCOME TAX		64,630		442,370
INCOME TAX EXPENSES (Note 35)		(16,758)		(102,219)

NET INCOME		47,872		340,151

(Adjusted income after reserve for bad loans for the six months ended June 30, 2013: (-)￦24,002 million) (Note 24)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss		(134)		—
Remeasurements of net defined benefit liability		(176)		—
Income tax effect		42		—
Items reclassified subsequently to profit or loss		9,165		(168,843)
Valuation on available-for-sale securities		9,637		(222,491)
Cash flow hedging gains or losses		2,454		(257)
Income tax effect		(2,926)		53,905

TOTAL COMPREHENSIVE INCOME	￦	56,903	￦	171,308

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

			Reserves
	Capital stock		Valuation on available- for-sale securities		Cash flow hedging gains or losses		Remeasurements of net defined benefit liability		Retained earnings		Total
	(Korean won in millions)
January 1, 2012	￦	6,258,755	￦	221,336	￦	—	￦	—	￦	1,592,376	￦	8,072,467
Dividends		—		—		—		—		(33,618)		(33,618)
Increase in capital stock		779,300		—		—		—		—		779,300
Net income		—		—		—		—		340,151		340,151
Loss on valuation of available-for-sale securities		—		(168,648)		—		—		—		(168,648)
Loss on valuation of cash flow hedge		—		—		(195)		—		—		(195)

June 30, 2012	￦	7,038,055	￦	52,688	￦	(195)	￦	—	￦	1,898,909	￦	8,989,457

January 1, 2013	￦	7,138,055	￦	25,641	￦	(3,210)	￦	(1,631)	￦	1,928,883	￦	9,087,738
Dividends		—		—		—		—		(34,286)		(34,286)
Increase in capital stock		20,000		—		—		—		—		20,000
Net income		—		—		—		—		47,872		47,872
Gain on valuation of available-for-sale securities		—		7,304		—		—		—		7,304
Gain on valuation of cash flow hedge		—		—		1,861		—		—		1,861
Remeasurements of net defined benefit liability		—		—		—		(134)		—		(134)

June 30, 2013	￦	7,158,055	￦	32,945	￦	(1,349)	￦	(1,765)	￦	1,942,469	￦	9,130,355

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

	Korean won
	Six months ended June 30, 2013		Six months ended June 30, 2012
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	￦	47,872	￦	340,151

Adjustments to reconcile net income to net cash used in operating activities:
Income tax expense		16,758		102,219
Interest income		(830,404)		(879,355)
Interest expenses		594,791		722,006
Dividend income		(13,959)		(18,335)
Loss on trading securities		53		—
Loss on available-for-sale securities		3,544		196
Loss on foreign exchange transaction		1,669,951		139,491
Impairment loss on credit		362,433		209,722
Loss on fair value hedged items		60,947		274,747
Depreciation and amortization		2,370		2,181
Loss on disposal of tangible assets, intangible assets and other assets		5		—
Loss on valuation of derivative assets		1,609,114		545,868
Retirement benefits		5,084		5,200
Gain on trading securities		(3,458)		(6,417)
Gain on available-for-sale securities		(423)		(399,175)
Net increase in reversal of other provision		(10,835)		(9,227)
Gain on foreign exchange transaction		(2,779,385)		(569,893)
Gain on fair value hedged items		(542,070)		(120,842)
Gain on valuation of derivative assets		(74,502)		(296,566)
Gain on disposal of tangible assets, intangible assets and other assets		(37)		(56)
Changes in assets and liabilities resulting from operations:
Net decrease (increase) in due from financial institutions		471,167		(466,600)
Net increase in financial assets at fair value through profit or loss		(458,809)		(65,667)
Net decrease (increase) in hedging derivative assets		204,180		(33,049)
Net increase in loans		(5,232,311)		(2,961,172)
Net increase in other assets		(301,831)		(68)
Net increase in provisions		94,969		18,108
Payment of retirement benefits		(549)		(3,665)
Net increase (decrease) in other liabilities		91,554		(163,452)

(Continued)

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

	Korean won
	2013		2012
	(In millions)
Net decrease in financial liabilities at fair value through profit or loss	￦	(109,860)	￦	(5,384)
Net increase (decrease) in hedging derivative liabilities		(376,650)		77,901
Payment of income tax		(81,356)		(79,148)
Interest income received		746,223		817,798
Interest expense paid		(537,600)		(569,292)
Dividend income received		13,959		18,335

Net cash used in operating activities		(5,359,065)		(3,373,440)

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of available-for-sale securities and held-to-maturity securities		1,995		478,145
Disposal of tangible assets		38		58
Disposal of intangible assets		204		—
Acquisition of available-for-sale securities and held-to-maturity securities		(150,012)		—
Acquisition of tangible assets		(1,222)		(613)
Acquisition of intangible assets		(1,113)		(1,081)

Net cash provided by (used in) investing activities		(150,110)		476,509

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in call money		797,129		—
Increase in borrowings		4,225,717		2,257,918
Increase in debentures		11,051,986		11,768,255
Increase in capital stock		20,000		—
Decrease in call money		—		(68,834)
Decrease in borrowings		(2,465,157)		(4,122,051)
Decrease in debentures		(7,255,191)		(6,132,410)
Payment of dividends		(34,286)		(33,618)

Net cash provided by financing activities		6,340,198		3,669,260

NET INCREASE IN DUE FROM FINANCIAL INSTITUTIONS		831,023		772,329
DUE FROM FINANCIAL INSTITUTIONS, BEGINNING OF PERIOD		848,451		1,907,625
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF DUE FROM FINANCIAL INSTITUTIONS IN FOREIGN CURRENCIES		184,764		(33,323)

DUE FROM FINANCIAL INSTITUTIONS, END OF PERIOD (Note 7)	￦	1,864,238	￦	2,646,631

(Concluded)

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

1. GENERAL:

(1) Summary of the Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under the Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of June 30, 2013, the Bank operates 10 domestic branches, 4 overseas subsidiaries, and 15 overseas offices.

The Bank’s authorized capital is ￦8,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ￦7,158,055 million as of June 30, 2013. The Government of the Republic of Korea (the “Government”), the Bank of Korea (“BOK”), and Korea Finance Corporation hold 67.61%, 16.28% and 16.11%, respectively, of the ownership of the Bank as of June 30, 2013.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund since June 1987 and the Inter-Korean Cooperation Fund since March 1991. The funds are accounted separately and not included in the Bank’s separate financial statements. The Bank receives fees from the Government for the trustee services.

(2) Summary of subsidiaries and associates

1) Subsidiaries of the Bank as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

				2013			2012
Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner ship (%)	Financial statements as of	Number of shares owned	Percentage of owner ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP 20 mil	Banking	20,000,000	100.00	June 30	20,000,000	100.00	Dec 31
KEXIM Vietnam Leasing Co. (*1)	Vietnam	USD 13 mil	Banking	—	100.00	June 30	—	100.00	Dec 31
PT. KOEXIM Mandiri Finance	Indonesia	IDR 52,000 mil	Banking	442	85.00	June 30	442	85.00	Dec 31
KEXIM Asia Limited	Hong Kong	USD 20 mil	Banking	30,000,000	100.00	June 30	30,000,000	100.00	Dec 31

(*1)	This entity does not issue share certificates.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

2) Associates of the Bank as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

				2013			2012
Subsidiaries	Location	Capital stock	Main business	Number of shares owned	Percentage of owner ship (%)	Financial statements as of	Number of shares owned	Percentage of owner ship (%)	Financial statements as of
Korea Asset Management Corp	Korea	KRW 860,000 mil	Financial service	44,482,396	25.86	June 30	44,482,396	25.86	Dec 31
Credit Guarantee and Investment Facility (“CGIF”) (*1)	Philippines	USD 700 mil	Financial service	—	14.28	June 30	—	14.28	Dec 31

(*1)	This entity does not issue share certificates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Bank’s financial statements are prepared under International Financial Reporting Standards as adopted by Republic of Korea (“K-IFRS”). Significant accounting policies are as follows.

(1) Basis of Financial Statement Presentation

The Bank has adopted K-IFRS from the fiscal year beginning on January 1, 2013 and the accompanying separate financial statements are prepared on K-IFRS. In accordance with K-IFRS 1101 ‘First-time adoption of International Financial Reporting Standard’, the transition date to K-IFRS is January 1, 2012. An explanation of how the transition to K-IFRS has affected the financial position as of January 1, 2012 (date of transition), June 30, 2012 and December 31, 2012, and comprehensive income for the six months ended June 30, 2012 and for the year ended December 31, 2012 of the Bank is provided in Note 39 ‘Transition Effects of K-IFRS.’

The Bank maintains its official accounting records in Korean won and prepares separate financial statements in conformity with K-IFRS, in the Korean language (Hangul). Accordingly, these separate financial statements are intended for use by those who are informed about K-IFRS and Korean practices. The accompanying separate financial statements have been condensed and restructured into English with certain expanded descriptions from the Korean language financial statements.

The Bank’s interim separate financial statements for the six months ended June 30, 2013, the period presented in the first K-IFRS financial statements, are prepared in accordance with K-IFRS 1034 ‘Interim Financial Reporting’.

There may be newly or amended K-IFRS and interpretations that are effective subsequent to the current period-end during 2013 or during 2014 with early-adoption permitted during 2013. Accordingly, accounting policies that are used for the preparation of the interim separate financial statements may be different from the policies that are used for the preparation of the first annual separate financial statements in accordance with

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

K-IFRS as of and for the period ending December 31, 2013. Currently, enactments and amendments of the K-IFRS are in progress, and the financial information presented in the interim separate financial statements may change accordingly in the first annual separate financial statements.

The preparation of separate financial statements under K-IFRS allows certain critical accounting estimates and assumptions. The managements’ estimates are required for application of accounting policies. Items requiring more complicate and high-level judgment or significant assumption and estimates are explained in Notes.

1) Accounting standards and interpretations that were newly applied for the six months ended June 30, 2013, and changes in the Bank’s accounting policies are as follows:

Amendment to K-IFRS 1001, Presentation of Financial Statements: Presentation of Items of Other Comprehensive Income (Revised)

The amendments to K-IFRS 1001 require an entity to present items in the other comprehensive income section to be grouped into those that will not be reclassified subsequently to profit or loss, and will be reclassified subsequently to profit or loss when specific conditions are met. These amendments have an effect only on presentation of separate financial statements and do not have an effect on the Bank’s financial position or operating results. The comparative separate financial statements are stated since the transition date applying the amendments.

K-IFRS 1019, Employee Benefits (Revised)

The amendments to K-IFRS 1019 require the recognition of actuarial gains and losses in other comprehensive income and, hence, eliminate the ‘corridor approach’ and ‘immediate recognition in profit and loss approach’ permitted under the previous version. Expected return on plan asses is measured using the discount rate used in measuring defined benefit obligations instead of using an independent expected return and presented in net interest on the net defined benefit liability. Meanwhile, the Bank shall recognize past service cost as an expense at the earlier date between when the plan amendment or curtailment occurs and when the entity recognizes related restructuring costs or termination benefits. The Bank applied the effect of changes in accounting policy since the transition date.

K-IFRS 1107, Financial Instruments: Disclosures—Offsetting Financial Assets and Financial Liabilities (Revised)

The amendments to K-IFRS 1107 increase the disclosure requirements to include information about offsetting financial assets and financial liabilities. The revised accounting standards require disclosure of information on conditional rights of setoff that are enforceable and exercisable only in the events mentioned in agreements regardless of meeting some or all of the offsetting criteria in K-IFRS 1032. The Bank discloses the information comparatively (see Note 5-3).

K-IFRS 1113, Fair Value Measurements (Issued)

K-IFRS 1113 establishes a single source of guidance for fair value measurements and disclosures about fair value measurements. The standard defines fair value, establishes a framework for measuring fair value and requires disclosures about fair value measurements. The standard defines fair value as the price that would be

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., an exit price). When measuring fair value, an entity uses the assumptions that market participants would use when pricing the asset or liability. The standard explains that a fair value measurement requires an entity to determine the particular asset or liability being measured, the market in which an orderly transaction would take place for the asset and liability and the appropriate valuation techniques to use when measuring fair value. Also, the standard requires wider disclosures about fair value measurements. The enactments referred above do not have a significant effect on the Bank’s separate financial statements and disclosures.

2) The Bank has not applied or adopted earlier the following new and revised K-IFRS that have been issued but are not yet effective:

K-IFRS 1032 (as revised in 2012), Financial Instruments: Presentation

The amendments to K-IFRS 1032 clarify existing application issue relating to the offset of financial assets and financial liabilities requirements. An entity’s right of setoff must not be contingent upon any future events, but enforceable anytime during the contract period in all of the circumstances, in the event of default, insolvency or bankruptcy of the entity or the counterparties as well as in the ordinary course of business. The amendments to K-IFRS 1032 are effective for annual periods beginning on or after January 1, 2014. The Bank does not anticipate that the amendments referred above will have a significant effect on the Bank’s separate financial statements and disclosures.

(2) Basis of Measurement

The separate financial statements have been prepared under the historical cost convention unless otherwise specified.

(3) Functional Currency

Items included in the financial statements of each entity in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency).

(4) Significant Estimate and Judgment

The preparation of separate financial statements requires the application of accounting policies, certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The managements’ estimate of outcome may differ from an actual outcome if the managements’ estimate and assumption based on its best judgment at the reporting date are different from an actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

1) Significant Estimates and Assumptions

Uncertainty in estimates and assumptions with significant risk that will result in material adjustment are as follows:

	Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available are determined by using valuation techniques. Financial instruments, which are not actively traded in the market and with less transparent market price, will have less objective fair value and require broad judgment in liquidity, concentration, uncertainty in market factors and assumption in price determination and other risks.

As described in the significant accounting policies in Note 3(3), ‘Recognition and Measurement of Financial Instruments’, diverse valuation techniques are used to determine the fair value of financial instruments, from general market accepted valuation model to internally developed valuation model that incorporates various types of assumptions and variables.

‚	Provision of credit losses (allowances for loan losses, provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments)

The Bank determines and recognizes allowances for loan losses through impairment testing and recognizes provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments. The accuracy of provisions of credit losses is determined by the methodology and assumptions used for estimating expected cash flows of the borrower for allowances on individual loans and collectively assessing allowances for groups of loans, guarantees and unused loan commitments.

ƒ	Defined benefit obligation

The present value of defined benefit obligations is measured by the independent actuaries using projected unit credit method. It is determined by actuarial assumptions and variables such as future increases in salaries, rate of retirement, discount rate and others.

2) Critical judgments in applying the accounting policies

Critical judgments in applying the accounting policies that have significant impact on the amount recognized in the separate financial statements are as follows:

Impairment of available-for-sale equity investments

As described in the significant accounting policies in Note 3(8), ‘Impairment of Financial Assets’, when there is significant or prolonged decline in the fair value of an investment in an equity instrument below its original cost, there is objective evidence that available-for-sale equity investments are impaired. Accordingly, the Bank considers the decline in the fair value of over 30% against the original cost as “significant decline” and a six-month continuous decline in the market price for marketable equity instrument as “prolonged decline”.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

3. FINANCIAL STATEMENT PREPARATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1) General

The significant accounting policies applied in the preparation of these interim separate financial statements after transition to K-IFRS are set out below. These policies are consistently applied to previous periods presented, unless otherwise stated.

(2) Foreign Currency

1) Foreign currency transactions

In preparing the separate financial statements of the Bank, transactions in currencies other than the Bank’s functional currency (foreign currencies) are recorded by applying the rates of exchange at the dates of the transactions.

At the end of each reporting period foreign currency monetary items are translated using the closing rate which is the spot exchange rate at the end of the reporting period. Non-monetary items that are measured at fair value in a foreign currency are translated using the spot exchange rates at the date when the fair value was determined and non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction.

Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are recognized in profit or loss in the period in which they arise. When gains or losses on a non-monetary item are recognized in other comprehensive income, any exchange component of those gains or losses are recognized in other comprehensive income. Conversely, when gains or losses on a non-monetary item are recognized in profit or loss, any exchange component of those gains or losses are recognized in profit or loss.

2) Foreign operations

The results and financial position of all foreign operations, whose functional currency differs from the Bank’s presentation currency, are translated into the Bank’s presentation currency using the following procedures;

Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position. Income and expenses for statement of comprehensive income presented are translated at average exchange rates for the period.

Any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation. Thus they are expressed in the functional currency of the foreign operation and are translated into the presentation currency at the closing rate.

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gains or losses on disposal are recognized. On the partial disposal of a subsidiary that includes a foreign operation, the Bank re-attributes the proportionate share of the cumulative amount of the exchange

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

differences recognized in other comprehensive income to the non-controlling interests in that foreign operation. In any other partial disposal of a foreign operation, the Bank reclassifies to profit or loss only the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income.

(3) Recognition and Measurement of Financial Instruments

1) Initial recognition

The Bank recognizes a financial asset or a financial liability in its separate statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets (a purchase or sale of a financial asset under a contract whose terms require delivery of the asset within the time frame established generally by market regulation or practice) is recognized using trade date accounting.

The Bank classifies the financial assets as financial assets at fair value through profit or loss, held-to-maturity investments, available-for-sale financial assets, loans, receivables and financial liabilities as financial liabilities at fair value through profit or loss and other financial liabilities as the nature and holding purpose of financial instrument at initial recognition in the purpose of financial reporting.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability. The fair value of a financial instrument on initial recognition is normally the transaction price (that is, the fair value of the consideration given or received).

2) Subsequent measurement

After initial recognition, financial instruments are measured at one of the following based on classification at initial recognition.

	Amortized cost

The amortized cost of a financial asset or financial liability is the amount at which the financial asset or financial liability is measured at initial recognition and adjusted to reflect minus the principal repayments, plus or minus the cumulative amortization using the effective interest method and minus any reduction (directly or through the use of an allowances account) for impairment or bad debt expenses.

‚	Fair value

The fair values, which the Bank primarily uses for measurement of financial instruments, are the published price quotations in an active market which are based on the market prices or the dealer price quotations of financial instruments traded in an active market where available, which are the best evidence of fair value.

A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. However for these more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally recognized as standard within the industry, or the value measured by the independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to measure fair value on certain assumptions.

Also, the Bank classified measurements of fair value recognized in the financial statements into the following hierarchy

•	Level 1: Fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

•

Level 2: Fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

•	Level 3: Fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value measurement is categorized in its entirety in the level of the lowest level input that is significant to the entire measurement. For this purpose, input that is significant is estimated by the entire measurement.

On the other hand, the fair value hierarchy of foreign currency financial instruments is not affected by fluctuation of foreign exchange rate.

Unobservable inputs are used to measure fair value to the extent that relevant observable inputs are not available, thereby allowing for significant adjustments. In this situation, the measurement is regarded as Level 3.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. These factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with accepted economic methodologies for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests it for validity using prices from any observable current market transactions in the same instrument or based on any available observable market data.

3) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the separate statement of financial position. The following is criteria for removal;

•	Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

financial assets are also transferred or the financial assets have been neither transferred nor retained substantially all the risks, rewards of ownership and control. Therefore, if the Bank neither transfers nor retains substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

•	Derecognition of financial liabilities

Financial liabilities are derecognized from the separate statement of financial position when the obligation specified in contract is discharged, cancelled or expires.

4) Offsetting

A financial asset and a financial liability are offset and the net amount presented in the separate statement of financial position when, and only when, the Bank currently has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

(4) Cash and cash equivalents

Cash and cash equivalents include cash on hand, foreign currency, and short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

(5) Financial assets at fair value through profit or loss

This category comprises two sub-categories: financial assets classified as held for trading, and financial assets designated by the Bank as at fair value through profit or loss upon initial recognition.

A non-derivative financial asset is classified as held for trading if either

•	It is acquired for the purpose of selling it in the near term, or

•	It is part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit-taking

The Bank may designate certain financial assets, other than held for trading, upon initial recognition as at fair value through profit or loss when one of the following conditions is met:

•

It eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases

•

A group of financial assets is managed and its performance is evaluated on a fair value basis, in accordance with a documented risk management or investment strategy, and information about the group is provided internally on that basis to the Bank’s key management personnel.

•

A contract contains one or more embedded derivatives may designate the entire hybrid (combined) contract as a financial asset at fair value through profit or loss if allowed according to K-IFRS No. 1039, Financial Instruments: Recognition and measurement.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income, dividend income, and gains or losses from sale and repayment from financial assets at fair value through profit or loss are recognized in the statement of comprehensive income as net gains on financial instruments at fair value through profit or loss.

(6) Financial Investments

Available-for-sale and held-to-maturity financial assets are presented as financial investments.

•	Available-for-sale financial assets

Profit or loss of financial assets classified as available-for-sale, except for impairment loss and foreign exchange gains and losses, is recognized as other comprehensive income, and cumulative profit or loss is reclassified from equity to current profit or loss at the derecognition of financial asset, and it is recognized as part of other operating profit or loss in the separate statements of comprehensive income.

However, interest income measured using effective interest rate is recognized in current profit or loss, and dividends of financial assets classified as available-for-sale are recognized when the right to receive payment is established.

Available-for-sale financial assets denominated in foreign currencies are translated at the closing rate.

For such a financial asset, exchange differences resulting from changes in amortized cost are recognized in profit or loss as part of other operating income and expenses. For available-for-sale equity instruments that are not monetary items for example, equity instruments, the gains or losses that are recognized in other comprehensive income includes any related foreign exchange component

•	Held-to-maturity financial assets

Held-to-maturity financial assets are non-derivative financial assets with fixed or determinable payments and fixed maturity that the Bank’s management has the positive intention and ability to hold to maturity. Held-to-maturity financial assets are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest rate.

(7) Loans

Non-derivative financial assets are classified as loans if these are not quoted in an active market and payments are fixed or determinable. After initial recognition, these are subsequently measured at amortized cost using the effective interest method.

(8) Impairment of financial assets

The Bank assesses at the end of each reporting period whether there is any objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred, if and only if, there is objective evidence of impairment as a result of one or

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated. However, losses expected as a result of future events, no matter how likely, are not recognized.

If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured and recognized in profit or loss by category of financial assets.

1) Loans

If there is objective evidence that an impairment loss on loans carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The Bank first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant (individual evaluation of impairment), and individually or collectively for financial assets that are not individually significant.

If the Bank determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment (collective evaluation of impairment).

•	Individual assessment of impairment

Individual assessment of impairment losses are calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of borrower and net realizable value of any collateral held and the timing of anticipated receipts.

•	Collective assessment of impairment

The methodology based on historical loss experience is used to estimate inherent incurred loss on groups of assets for collective evaluation of impairment. Such methodology incorporates factors such as type of product and borrowers, credit rating, portfolio size, loss emergence period, recovery period and applies probability of default (PD) on each assets (or pool of assets) and loss given default (LGD) by type of collateral. Also, consistent assumptions are applied to form a formula-based model in estimating inherent loss and to determine factors on the basis of historical loss experience and current condition. The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

2) Available-for-sale financial assets

When a decline in the fair value of an available-for-sale financial asset has been recognized in other comprehensive income and there is objective evidence that the asset is impaired, the cumulative loss (the difference between the acquisition cost and current fair value, less any impairment loss on that financial

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

asset previously recognized in profit or loss) that had been recognized in other comprehensive income is reclassified from equity to profit or loss as part of other operating income and expenses.

If, in a subsequent period, the fair value of an available-for-sale debt instrument classified as increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in profit or loss, the impairment loss is reversed, with the amount of the reversal recognized in profit or loss as part of other operating income and expenses. However, impairment losses recognized in profit or loss for an available-for-sale equity instrument classified as available for sale are not reversed through profit or loss.

3) Held-to-maturity financial assets

If there is objective evidence that an impairment loss on held-to-maturity financial assets carried at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. Impairment loss of held-to-maturity financial assets is directly deducted from the carrying amount. The amount of the loss is recognized in profit or loss as part of other operating income and expenses. In case of financial asset classified as held-to-maturity, if, in a subsequent period, the amount of the impairment loss is decreased and objectively related to the event occurring after the impairment is recognized, the previously recognized impairment loss is reversed to the extent of amortized cost at the date of recovery. The amount of reversal is recognized in profit or loss as part of other operating income and expenses in the separate statement of comprehensive income.

(9) Derivatives

The Bank enters into numerous numbers of derivatives such as currency forward, interest rate swaps, currency swaps and others for trading purpose or to manage its exposures to fluctuations in interest rates and currency exchange and others. These derivatives are presented as financial assets and liabilities at fair value through profit or loss and derivatives for hedging in accordance with purpose and subsequent measurement.

Derivatives are initially recognized at fair value at the date the derivative contract is entered into and are subsequently measured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in net profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in such case the timing of the recognition in profit or loss depends on the nature of the hedge relationship. The Bank designates certain derivatives as hedging instruments to hedge the risk of changes in fair value of a recognized asset or liability or firm contracts (fair value hedge).

At the inception of the hedge there is formal designation and documentation of the hedging relationship and the Bank’s risk management objective and strategy for undertaking the hedge. That documentation includes identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged and how the entity will assess the hedging instrument’s effectiveness in offsetting the exposure to changes in the hedged item’s fair value attributable to the hedged risk.

1) Derivative for trading

All derivatives, except for derivatives that are designated and qualify for hedge accounting are classified as financial instruments held for trading and measured at fair value. Gains or losses arising from a change in fair value are recognized in profit or loss as part of net gains on financial instruments at fair value through profit or loss.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

2) Derivative financial instruments for hedging

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recognized in profit or loss immediately, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. The change in the fair value of the hedging instrument and the change in the hedged item attributable to the hedged risk are recognized in the line of the income statement relating to the hedged item.

Fair value hedge accounting is discontinued prospectively if the hedging instrument expires or is sold, terminated or exercised, or the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Once fair value hedge accounting is discontinued, the adjustment to the carrying amount of a hedged item for which the effective interest method is used is fully amortized to profit or loss by the maturity of the financial instrument.

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in other comprehensive income. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss, and is recognized in the line of the separate statements of comprehensive income relating to the hedged item.

3) Embedded derivatives

An embedded derivative is separated from the host contract and accounted for as a derivative if, and only if the economic characteristics and risks of the embedded derivative are not closely related to those of the host contract and a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative and the hybrid (combined) instrument is not measured at fair value with changes in fair value recognized in profit or loss. Gains or losses arising from a change in the fair value of embedded derivative separated from host contract are recognized in profit or loss as part of net gains on financial instruments at fair value through profit or loss.

4) Day one profit and loss

If the Bank uses a valuation technique that incorporates data not obtained from observable markets for the fair value at initial recognition of financial instruments, there may be a difference between the transaction price and the amount determined using that valuation technique. In these circumstances, the fair value of financial instruments is recognized as the transaction price and the difference is amortized by using straight line method over the life of the financial instruments. If the fair value of the financial instruments is determined using observable market inputs, the remaining deferred amount is recognized in profit or loss.

(10) Property and equipment

1) Recognition and measurement

All property and equipment that qualify for recognition as an asset are measured at its cost and subsequently carried at its cost less any accumulated depreciation and any accumulated impairment losses.

The cost of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

Subsequent expenditures are capitalized only when they prolong the useful life or enhance values of the assets but the costs of the day-to-day servicing of the assets such as repair and maintenance costs are recognized in profit or loss as incurred. When part of an item of an asset has a useful life different from that of the entire assets, it is recognized as a separate asset.

2) Depreciation

Land is not depreciated whereas other property and equipment are depreciated using the method that reflects the pattern in which the asset’s future economic benefits are expected to be consumed by the Bank. The depreciable amount of an asset is determined after deducting its residual value.

The depreciation method is straight-line and estimated useful lives of the assets are as follows.

Property and equipment	Estimated useful lives
Buildings and structures	10~60 years
Vehicles	4 years
Tools, furniture and fixtures	4~20 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at least at each financial year end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

(11) Intangible assets

Intangible assets are measured initially at cost and subsequently carried at its cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets are amortized using the straight-line method with no residual value over their estimated useful economic life since the asset is available for use.

Intangible assets	Estimated useful lives
Software	5 years
System development expense	5 years

The amortization period and the amortization method for intangible assets with a definite useful life are reviewed at least at each financial year end. The useful life of an intangible asset that is not being amortized is reviewed each period to determine whether events and circumstances continue to support an indefinite useful life assessment for that asset. If there is any change, it is accounted for as a change in an accounting estimate.

(12) Impairment of non-financial assets

The Bank assesses at the end of each reporting period whether there is any indication that a non-financial asset, except for deferred tax assets, assets arising from employee benefits and non-current assets (or group of assets to be sold) classified as held for sale, may be impaired. If any such indication exists, the Bank estimates the recoverable amount of the asset. However, irrespective of whether there is any indication of impairment, the Bank tests goodwill acquired in a business combination, an intangible asset with an indefinite useful life and an intangible asset not yet available for use for impairment annually by comparing its carrying amount with its recoverable amount.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

Recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the Bank determines the recoverable amount of the cash-generating unit to which the asset belongs (the asset’s cash-generating unit).

The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. If the recoverable amount of an asset is less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. That reduction is an impairment loss and recognized immediately in profit or loss.

(13) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include short-term financial liabilities and financial liabilities recognized as financial liabilities at FVTPL initially. Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss. Otherwise, the expense related issue is recognized in current profit or loss.

(14) Provisions

A provision is recognized when the Bank has a present obligation (legal or constructive) as a result of a past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of a provision, and where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation.

Provisions on confirmed and unconfirmed acceptances and guarantees, unfunded commitments of credit card and unused credit line of consumer and corporate loans are recognized using valuation model that applies the credit conversion factor, default rates, and loss given default. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provisions are reversed.

(15) Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due in accordance with the original or modified terms of a debt instrument.

Financial guarantee contracts are initially recognized at fair value and are amortized over the life of the contract. After initial recognition, financial guarantee contracts are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1018. ‘Revenue’

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(16) Equity and Reserve

Equity and Reserve are any contract or agreement that evidences a residual interest in the assets of an entity after deducting all of its liabilities

(17) Interest income and expenses

Interest income and expenses are recognized using the effective interest method. Effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability (or groups of financial assets or financial liabilities) and of allocating the interest income or interest expenses over the relevant period.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial instrument or, where appropriate, a shorter period, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Bank estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instrument (or group of financial instruments), the Bank uses the contractual cash flows over the full contractual term of the financial instrument (or group of financial instruments).

Interest on impaired financial assets is recognized using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss.

(18) Fee and commission income

The Bank recognizes financial service fee in accordance with the accounting standard of the financial instrument related to the fees earned.

•	Fees that are an integral part of the effective interest of a financial instrument

Such fees are generally treated as adjustments of effective interest. Such fees may include compensation for activities such as evaluating the borrower’s financial condition, evaluating and recording guarantees, collateral and other security arrangements, negotiating the terms of the instrument, preparing and processing documents and closing the transaction and origination fees received on issuing financial liabilities measured at amortized cost.

However, fees relating to the creation or acquisition of a financial asset at fair value through profit or loss are recognized as revenue immediately

•	Fees earned as services are provided

Such fees are recognized as revenue as the services are provided.

•	Fees that are earned on the execution of a significant act

Such fees are recognized as revenue when the significant act has been completed.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(19) Dividend income

Dividend income is recognized in profit or loss when the right to receive payment is established. Dividend income from financial assets at fair value through profit or loss and financial investment is recognized in profit or loss as part of dividend income in the separate statements of comprehensive income.

(20) Employee compensation and benefits

1) Defined contribution plans

When employees render service related to defined contribution plans, contributions related to employees services are recognized in current profit or loss without contributions included in cost of assets. Contributions which are supposed to be paid are recognized in accrued expenses after deducting any amount already paid. Also, if contributions already paid exceed contributions which would be paid at the end of period, the amount of excess is recognized in prepaid expenses.

2) Defined benefit plans

All post-employment benefits, other than defined contribution plans, are classified as defined benefit plans. The amount recognized as a defined benefit liability is the present value of the defined benefit obligation less the fair value of plan assets at the end of the reporting period.

The present value of defined benefit obligation is calculated annually by independent actuaries using the Projected Unit Credit method. Actuarial gains and losses recognized are immediately recognized in other comprehensive income (loss) and not reclassified to profit or loss in a subsequent period.

3) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service.

Short-term employee benefits are recognized in current profit and loss when employees render the related service. Short-term employee benefits are not discounted.

(21) Income tax expenses

Income tax expense comprises current tax expense and deferred income tax expense. Current and deferred income tax are recognized as income or an expense and included in profit or loss for the period, except for comprehensive income or directly in equity and a business combination.

1) Current income tax

Current income tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax loss) for a period. The difference between the taxable profit and accounting profit may arise when income or expenses are included in accounting profit in one period, but is included in taxable profit in a different period, and if there is revenue that is exempt from taxation, expenses that are not deductible in determining taxable profit (tax loss). Current income tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

The Bank offsets current income tax assets and current income tax liabilities if, and only if, the Bank has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2) Deferred tax

Deferred tax is recognized, using the asset-liability method, on temporary differences arising between the tax based amount of assets and liabilities and their carrying amount in the financial statements. Deferred tax liabilities are recognized for all taxable temporary differences and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

Deferred tax is provided on temporary differences arising on investments in subsidiaries, associates and joint ventures, except for deferred tax liabilities which the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period. The Bank reduces the carrying amount of a deferred tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and deferred tax assets reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The Bank offsets deferred tax assets and deferred tax liabilities when the Bank has a legally enforceable right to set off current tax assets against current tax liabilities; and the deferred tax assets and the deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

4. FINANCIAL RISK MANAGEMENT

4-1. Summary

(1) Overview of Financial Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

The Bank’s risk management system focuses on increasing transparency, developing risk management environment, and preemptive response to risk due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The Note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk, and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2) Risk Management Group

1) Risk Management Committee

Risk Management Committee establishes risk management strategies in accordance with the directives of the Board of Directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2) Risk Management Council

The Risk Management Council is a consultative group which reviews and makes decisions on matters delegated by the Risk Management Committees and discusses the detailed issues relating to the Bank’s risk management.

3) Risk Management Practices Committee

Risk Management Practices Committee assists Risk Management Committee and Risk Management Council. It performs practical work process relating to risk management plan, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1) Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2) Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

Bank measures inherent incurred losses on financial assets classified as loans and receivables and presents it in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

(3) Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of June 30, 2013 and December 31, 2012 is as follows (Korean won in millions):

	2013		2012
Cash and due from financial institutions	￦	2,462,203	￦	1,917,583
Financial assets at fair value through profit or loss		705,458		261,525
Hedging derivative assets		412,986		873,273
Loans		55,269,623		47,439,835
Financial investments(*1)		174,726		29,002
Other financial assets		1,027,602		681,400
Acceptances and guarantee contracts		55,956,126		52,921,159
Commitments(*2)		45,553,030		28,509,194

	￦	161,561,754	￦	132,632,971

(*1)	Financial investments excludes available-for-sale securities valuation adjustment related to fair value hedging which is included in available-for-sale securities in foreign currency in Note 9.
(*2)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 37.

(4) Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk.

The Bank recognizes impairment loss on loans with carrying amount at amortized cost when there is any objective indication of impairment. Under K-IFRS, impairment loss is based on losses incurred at the end of the reporting period and the Bank should not recognize expected losses that are probable due to future events. The Bank measures inherent incurred losses on financial assets classified as loans and presents them in the separate financial statements through the use of an allowances account which is charged against the related financial assets.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified estimated loss by asset quality category, loans requested written off by Financial Supervisory Service (“FSS”) and others under approval of Loan Management Committee.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

Loans are categorized as follows (Korean won in millions):

(2013)

	Individual		Collective		Total		Ratio (%)
Loans:
Normal
Not past due	￦	363,968	￦	51,942,975	￦	52,306,943	93.96
Past due		29,500		35,376		64,876	0.12
Impairment		3,160,240		138,139		3,298,379	5.92

		3,553,708		52,116,490		55,670,198	100.00

Net deferred origination fees and costs:
Normal
Not past due		(11)		(399,255)		(399,266)	99.67
Past due		—		—		—	0.00
Impairment		(1,619)		310		(1,309)	0.33

		(1,630)		(398,945)		(400,575)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		363,957		51,543,720		51,907,677	93.92
Past due		29,500		35,376		64,876	0.12
Impairment		3,158,621		138,449		3,297,070	5.96

		3,552,078		51,717,545		55,269,623	100.00

Allowances:
Normal
Not past due		(73,111)		(192,488)		(265,599)	11.75
Percentage (%)		20.09		0.37		0.51
Past due		(5,214)		(1,134)		(6,348)	0.28
Percentage (%)		17.67		3.21		9.78
Impairment		(1,890,557)		(98,330)		(1,988,887)	87.97
Percentage (%)		59.85		71.02		60.32

		(1,968,882)		(291,952)		(2,260,834)	100.00

Percentage (%)		55.43		0.56		4.09
Carrying amounts:
Normal
Not past due
Past due		290,846		51,351,232		51,642,078	97.42
Impairment		24,286		34,242		58,528	0.11
Loans:		1,268,064		40,119		1,308,183	2.47

	￦	1,583,196	￦	51,425,593	￦	53,008,789	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2012)

	Individual		Collective		Total		Ratio (%)
Loans:
Normal
Not past due	￦	147,255	￦	44,324,705	￦	44,471,960	93.04
Past due		—		280,742		280,742	0.59
Impairment		2,898,048		147,386		3,045,434	6.37

		3,045,303		44,752,833		47,798,136	100.00

Net deferred origination fees and costs:
Normal
Not past due		—		(352,531)		(352,531)	98.39
Past due		—		(5,340)		(5,340)	1.49
Impairment		(740)		310		(430)	0.12

		(740)		(357,561)		(358,301)	100.00

Carrying amounts before deducting allowances:
Normal
Not past due		(147,255)		(43,972,174)		(44,119,429)	93.00
Past due		—		275,402		275,402	0.58
Impairment		2,897,308		147,696		3,045,004	6.42

		3,044,563		44,395,272		47,439,835	100.00

Allowances:
Normal
Not past due		(20,377)		(188,861)		(209,238)	10.49
Percentage (%)		13.84		0.43		0.47
Past due		—		(5,580)		(5,580)	0.28
Percentage (%)		0.00		2.03		2.03
Impairment		(1,679,344)		(100,211)		(1,779,555)	89.23
Percentage (%)		57.96		67.85		58.44

		(1,699,721)		(294,652)		(1,994,373)	100.00

Percentage (%)		55.83		0.66		4.20
Carrying amounts:
Normal
Not past due		126,878		43,783,313		43,910,191	96.62
Past due		—		269,822		269,822	0.59
Impairment		1,217,964		47,485		1,265,449	2.79

	￦	1,344,842	￦	44,100,620	￦	45,445,462	100.00

Above carrying amounts do not include loan valuation adjustment related to fair value hedging amounting to ￦191,282 million and ￦240,424 million, respectively, as of June 30, 2013 and December 31, 2012.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

1) Credit quality of loans that are neither past due nor impaired

Credit quality of loans that are neither past due nor impaired as of June 30, 2013 and December 31, 2012 is as follows (Korean won in millions):

(2013)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Best	￦	1,109,782	￦	6,324,784	￦	96,854	￦	7,531,420	14.40	￦	(17,619)	￦	(4,003)	￦	7,509,798
Outstanding		6,071,031		25,807,568		3,281,203		35,159,802	67.21		(340,862)		(94,969)		34,723,971
Good		2,991,089		5,533,221		643,633		9,167,943	17.53		(36,781)		(98,962)		9,032,200
Below normal		236,098		211,680		—		447,778	0.86		(4,004)		(67,665)		376,109

	￦	10,408,000	￦	37,877,253	￦	4,021,690	￦	52,306,943	100.00	￦	(399,266)	￦	(265,599)	￦	51,642,078

(2012)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Best	￦	1,704,046	￦	4,982,735	￦	466,187	￦	7,152,968	16.08	￦	(19,806)	￦	(4,370)	￦	7,128,792
Outstanding		5,143,394		20,969,158		3,168,612		29,281,164	65.84		(293,965)		(92,504)		28,894,695
Good		2,584,781		4,624,365		597,750		7,806,896	17.56		(34,734)		(102,264)		7,669,898
Below normal		24,755		206,177		—		230,932	0.52		(4,026)		(10,100)		216,806

	￦	9,456,976	￦	30,782,435	￦	4,232,549	￦	44,471,960	100.00	￦	(352,531)	￦	(209,238)	￦	43,910,191

2) Aging analysis of loans that are past due but not impaired

Aging analysis of loans that are past due but not impaired as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Within one months	￦	5,683	￦	—	￦	—	￦	5,683	8.76	￦	—	￦	(573)	￦	5,110
Within two months		20,000		—		—		20,000	30.82		—		(3,534)		16,466
Within three months		9,500		9,715		—		19,215	29.62		—		(1,702)		17,513
Over three months		—		—		19,978		19,978	30.80		—		(539)		19,439

	￦	35,183	￦	9,715	￦	19,978	￦	64,876	100.00	￦	—	￦	(6,348)	￦	58,528

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2012)

	Loans									Deferred loan origination fees and costs		Allowances		Carrying amount
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Within one months	￦	—	￦	—	￦	101,852	￦	101,852	36.28	￦	—	￦	(2,472)	￦	99,380
Within two months		—		—		65,224		65,224	23.23		—		(1,426)		63,798
Within three months		—		59,380		47,599		106,979	38.11		(5,340)		(1,512)		100,127
Over three months		—		—		6,687		6,687	2.38		—		(170)		6,517

	￦	—	￦	59,380	￦	221,362	￦	280,742	100.00	￦	(5,340)	￦	(5,580)	￦	269,822

3) Impaired loans

Impaired loans by country and industry of the Bank’s counterparties are as follows (Korean won in millions):

(2013)

	Balance						Allowance for loan losses						Ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	2,910,576	￦	27,132	￦	2,937,708	￦	1,797,756	￦	24,891	￦	1,822,647	61.77	91.74	62.04
Transportation		—		162,953		162,953		—		29,058		29,058	—	—	—
Construction		57,960		—		57,960		38,852		—		38,852	67.03	—	67.03

	￦	2,968,536	￦	190,085	￦	3,158,621	￦	1,836,608	￦	53,949	￦	1,890,557	61.87	0.05	59.85

(2012)

	Balance						Allowance for bad debts						Ratio (%)
	Domestic		Foreign		Total		Domestic		Foreign		Total		Domestic	Foreign	Total
Manufacturing	￦	2,805,266	￦	44,554	￦	2,849,820	￦	1,618,750	￦	38,295	￦	1,657,045	57.70	85.95	58.15
Transportation		—		—		—		—		—		—	—	—	—
Construction		47,488		—		47,488		22,299		—		22,299	46.96	—	46.96

	￦	2,852,754	￦	44,554	￦	2,897,308	￦	1,641,049	￦	38,295	￦	1,679,344	57.53	85.95	57.96

(5) Credit quality of securities (debt securities)

1) Securities (debt securities) exposed to credit risk as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Securities that are neither past due nor impaired	￦	174,726	￦	29,002

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

2) Credit quality of securities (debt securities) that are neither past due nor impaired as of June 30, 2013 and December 31, 2012 is as follows (Korean won in millions):

(2013)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
Available-for-sale financial assets	￦	108,653	￦	17,777	￦	—	￦	—	￦	—	￦	126,430
Held-to-maturity financial assets		5,978		42,318		—		—		—		48,296

	￦	114,631	￦	60,095	￦	—	￦	—	￦	—	￦	174,726

(2012)

	Credit quality (*1)
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total

Available-for-sale financial assets	￦	28,887	￦	—	￦	—	￦	115	￦	—	￦	29,002
Held-to-maturity financial assets		—		—		—		—		—		—

	￦	28,887	￦	—	￦	—	￦	115	￦	—	￦	29,002

(*1)	Credit quality is classified based on internal credit quality grade as below.

Credit rating
Grade 1	AAA ~ BBB
Grade 2	BBB- ~ BB
Grade 3	BB- ~ B
Grade 4	B- ~ C
Grade 5	D

(6) Concentration of credit risk

Concentration of credit risk analysis does not include loan valuation adjustment related to fair value hedging amounting to ￦191,282 million and ￦240,424 million, respectively, as of June 30, 2013 and December 31, 2012.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

1) Loans by country where the credit risk belongs to as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	13,301,277	￦	11,099,233	￦	876,065	￦	25,276,575	45.40	￦	(7,398)	￦	(2,066,955)
China		—		2,711,096		349,415		3,060,511	5.50		(1,249)		(37,803)
Saudi Arabia		—		1,773,815		114,872		1,888,687	3.39		(62,683)		(7,140)
India		—		1,481,255		29,196		1,510,451	2.71		(12,804)		(2,913)
Iran		—		143,447		19,979		163,426	0.29		(5,500)		(1,358)
Indonesia		—		2,239,275		9,528		2,248,803	4.04		(63,654)		(4,969)
Vietnam		—		1,407,200		155,926		1,563,126	2.81		(2,021)		(5,058)
Others		—		3,664,541		1,498,278		5,162,819	9.27		(32,906)		(18,573)

		13,301,277		24,519,862		3,053,259		40,874,398	73.42		(188,215)		(2,144,769)

Europe:
Russia		—		751,731		202,646		954,377	1.71		(2)		(24,847)
England		—		614,781		308,448		923,229	1.66		(3,225)		(711)
Belgium		—		93,768		5,231		98,999	0.18		(293)		(5)
France		—		445,819		13,607		459,426	0.83		(7,707)		(815)
Cyprus		—		113,659		—		113,659	0.20		(1,693)		—
Netherlands		—		258,108		6,358		264,466	0.48		(1,727)		(510)
Malta		—		222,822		—		222,822	0.40		(3,096)		(94)
Others		—		2,573,468		402,653		2,976,121	5.35		(147,081)		(24,724)

		—		5,074,156		938,943		6,013,099	10.80		(164,824)		(51,706)

America:
Panama		—		1,994,355		—		1,994,355	3.58		(5,128)		(2,956)
United States		—		1,545,349		128,294		1,673,643	3.01		(11,076)		(18,708)
The British Virgin Islands		—		687,687		—		687,687	1.24		(1,741)		(719)
Mexico		—		525,256		—		525,256	0.94		(8,733)		(2,417)
Others		—		1,048,967		13,271		1,062,238	1.91		(2,967)		(3,558)

		—		5,801,614		141,565		5,943,179	10.68		(29,645)		(28,358)

Africa:
Marshall Islands		—		1,588,660		—		1,588,660	2.85		(8,584)		(31,527)
Liberia		—		472,546		—		472,546	0.85		(4,011)		(846)
Malagasy		—		507,907		—		507,907	0.91		(3,102)		(1,996)
Others		—		262,351		8,058		270,409	0.49		(2,194)		(1,632)

		—		2,831,464		8,058		2,839,522	5.10		(17,891)		(36,001)

	￦	13,301,277	￦	38,227,096	￦	4,141,825	￦	55,670,198	100.00	￦	(400,575)	￦	(2,260,834)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2012)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	￦	12,245,615	￦	7,880,095	￦	951,468	￦	21,077,178	44.10	￦	(8,530)	￦	(1,807,134)
China		—		2,313,505		179,529		2,493,034	5.22		(1,075)		(51,573)
Saudi Arabia		—		1,827,952		945		1,828,897	3.83		(78,737)		(7,690)
India		—		1,196,696		39,139		1,235,835	2.59		(18,275)		(2,945)
Iran		—		154,593		286,620		441,213	0.92		(6,168)		(7,281)
Indonesia		—		1,391,226		9,513		1,400,739	2.93		(49,642)		(4,459)
Vietnam		—		1,047,154		—		1,047,154	2.19		(4,274)		(3,405)
Others		—		2,865,810		1,442,543		4,308,353	9.01		(36,988)		(26,408)

		12,245,615		18,677,031		2,909,757		33,832,403	70.78		(203,689)		(1,910,895)

Europe:
Russia		—		682,407		192,151		874,558	1.83		(37)		(24,216)
England		—		511,839		749,992		1,261,831	2.64		(3,780)		(555)
Belgium		—		96,854		107,110		203,964	0.43		(329)		—
France		—		358,196		1,118		359,314	0.75		(7,329)		(544)
Cyprus		—		117,467		—		117,467	0.25		(1,856)		—
Netherlands		—		206,321		674		206,995	0.43		(1,707)		(611)
Malta		—		217,025		—		217,025	0.45		(3,240)		(124)
Others		—		1,952,091		410,005		2,362,096	4.94		(64,851)		(20,954)

		—		4,142,200		1,461,050		5,603,250	11.72		(83,129)		(47,004)

America:
Panama		—		1,938,012		—		1,938,012	4.05		(5,482)		(3,638)
United States		—		1,493,876		121,781		1,615,657	3.38		(12,098)		(18,205)
The British Virgin Islands		—		633,818		—		633,818	1.33		(4,875)		(733)
Mexico		—		456,838		—		456,838	0.96		(9,270)		(2,454)
Others		—		919,515		25,438		944,953	1.98		(2,130)		(3,145)

		—		5,442,059		147,219		5,589,278	11.69		(33,855)		(28,175)

Africa:
Marshall Islands		—		1,449,565		—		1,449,565	3.03		(8,860)		(2,789)
Liberia		—		823,832		—		823,832	1.72		(10,827)		(3,248)
Malagasy		—		487,351		—		487,351	1.02		(3,242)		(2,149)
Others		—		4,713		7,744		12,457	0.03		(14,699)		(113)

		—		2,765,461		7,744		2,773,205	5.80		(37,628)		(8,299)

	￦	12,245,615	￦	31,026,751	￦	4,525,770	￦	47,798,136	100.00	￦	(358,301)	￦	(1,994,373)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

2) Loans by industry as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

	Loans									Deferred loan origination fees		Allowances		Carrying Amounts
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	￦	10,192,493	￦	19,621,007	￦	598,734	￦	30,412,234	54.64	￦	(224,284)	￦	(2,082,505)	￦	28,105,445
Transportation		190,450		6,526,115		—		6,716,565	12.06		(54,130)		(51,905)		6,610,530
Financial institutions		165,000		4,160,692		3,113,263		7,438,955	13.36		(7,790)		(25,180)		7,405,985
Wholesale and retail		826,426		1,540,266		145,158		2,511,850	4.51		(1,752)		(14,489)		2,495,609
Real estate		—		17,820		—		17,820	0.03		(4)		(38)		17,778
Construction		1,684,754		1,580,634		28,213		3,293,601	5.92		(5,441)		(50,144)		3,238,016
Public sector and others		242,154		4,780,562		256,457		5,279,173	9.48		(107,174)		(36,573)		5,135,426

	￦	13,301,277	￦	38,227,096	￦	4,141,825	￦	55,670,198	100.00	￦	(400,575)	￦	(2,260,834)	￦	53,008,789

(2012)

	Loans
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances		Carrying Amounts
Manufacturing	￦	9,889,137	￦	16,105,476	￦	388,509	￦	26,383,122	47.40	￦	(157,032)	￦	(1,854,773)	￦	24,371,317
Transportation		133,450		6,302,180		—		6,435,630	11.56		(71,998)		(25,596)		6,338,036
Financial institutions		150,000		2,649,568		3,991,159		6,790,727	12.20		(8,928)		(31,968)		6,749,831
Wholesale and retail		714,449		1,729,262		95,714		2,539,425	4.56		(2,066)		(13,910)		2,523,449
Real estate		—		16,602		—		16,602	0.03		—		(21)		16,581
Construction		1,218,342		814,539		44,885		2,077,766	3.73		(5,738)		(28,451)		2,043,577
Public sector and others		140,237		3,409,124		5,503		3,554,864	6.39		(112,539)		(39,654)		3,402,671

	￦	12,245,615	￦	31,026,751	￦	4,525,770	￦	47,798,136	85.86	￦	(358,301)	￦	(1,994,373)	￦	45,445,462

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

3) Concentration of credit risk of securities (debt securities) by industry as of June 30, 2013 and December 31, 2012 is as follows (Korean won in millions):

	2013			2012
	Amount		Ratio (%)	Amount		Ratio (%)
Available-for-sale financial assets
Government and government sponsored institutions	￦	64,902	51.33	￦	21,825	75.25
Banking and insurance		48,346	38.24		—	—
Others		13,182	10.43		7,177	24.75

		126,430	100.00		29,002	100.00

Held-to-maturity financial assets
Government and government sponsored institutions		17,929	37.12		—	—
Banking and insurance		30,367	62.88		—	—

		48,296	100.00		—	—

	￦	174,726		￦	29,002

4) Concentration of credit risk of securities (debt securities) by country as of June 30, 2013 and December 31, 2012 is as follows (Korean won in millions):

	2013			2012
	Amount		Ratio (%)	Amount		Ratio (%)
Available-for-sale financial assets
Korea	￦	102,958	81.43	￦	28,887	99.60
Others		23,472	18.57		115	0.40

		126,430	100.00		29,002	100.00

Held-to-maturity financial assets
Korea		5,978	12.38		—	—
Others		42,318	87.62		—	—

		48,296	100.00		—	—

	￦	174,726		￦	29,002

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

5) Detail of credit enhancement and its financial effect as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	55,269,623	￦	55,956,126	￦	45,553,030	￦	156,778,779	100.00
Credit enhancement:
Deposits and savings		85,426		37,190		10		122,626	0.08
Export guarantee insurance		367,272		2,179,537		—		2,546,809	1.62
Guarantee		920,392		731,202		10,385,911		12,037,505	7.68
Securities		143,084		25,157		—		168,241	0.11
Real estate		1,163,868		161,735		50,301		1,375,904	0.88
Ships		3,950,850		—		—		3,950,850	2.52
Others		568,849		1,714,412		99,898		2,383,159	1.52

		7,199,741		4,849,233		10,536,120		22,585,094	14.41

	￦	48,069,882	￦	51,106,893	￦	35,016,910	￦	134,193,685	85.59

(*1)	Loans represent the amount after loan origination fees and costs.

(2012)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	￦	47,439,835	￦	52,921,159	￦	28,509,194	￦	128,870,188	100.00
Credit enhancement:
Deposits and savings		145,976		43,478		—		189,454	0.15
Export guarantee insurance		371,216		1,696,576		—		2,067,792	1.60
Guarantee		1,156,800		621,259		101,520		1,879,579	1.46
Securities		175,705		25,084		—		200,789	0.16
Real estate		1,065,070		153,448		91,067		1,309,585	1.02
Ships		3,765,627		—		—		3,765,627	2.92
Others		238,923		1,488,094		425,335		2,152,352	1.67

		6,919,317		4,027,939		617,922		11,565,178	8.97

	￦	40,520,518	￦	48,893,220	￦	27,891,272	￦	117,305,010	91.03

(*1)	Loans represent the amount after loan origination fees and costs.

4-3. Liquidity risk

(1) Overview of liquidity risk

Liquidity risk is the risk of insolvency or loss due to a disparity between the inflow and out flow of funds, and obtaining funds at a high price or disposing of securities at an unfavorable price due to lack of available

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

funds. The Bank manages its liquidity risk through analysis of the contractual maturity of all financial assets, liabilities and off-statement of financial position items such as loan commitments and guarantees by maturity groups: On demand, up to one month, between over one month to three months, between over three months to 12 months, between over one year to five years and over five years. Disclosed cash flows are undiscounted contractual amount consisting of principal and interest. Therefore, disclosed cash flows are not same as the amounts in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2) Principal of managing liquidity risk

	Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

‚	Liquidity risk reflects financing plans and fund using plans and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

ƒ	The Bank establishes liquidity risk managing strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3) Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4) Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currency and simulates analysis reflecting market environment, product features and the Bank’s strategies.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(5) Analysis on remaining contractual maturity of financial assets and liabilities

Remaining contractual maturity and amount of financial assets and liabilities as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

	On demand		Within 1 months		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial assets:
Cash and due from financial institutions	￦	1,829,747	￦	192,029	￦	195,593	￦	116,390	￦	132,197	￦	—	￦	—	￦	2,465,956
Financial assets at FVTPL		705,458		—		—		—		—		—		—		705,458
Hedging derivative assets		—		6,114		5,191		1,337		114,764		237,796		47,784		412,986
Loans		2,775		4,824,289		6,673,529		7,538,885		10,370,343		19,265,649		10,353,973		59,029,443
Available-for-sale financial assets		3,856,142		582		1,164		1,746		3,491		147,377		—		4,010,502
Held-to-maturity financial assets		—		195		528		410		6,956		42,604		—		50,693
Other financial assets		—		985,991		—		—		—		41,283		328		1,027,602

	￦	6,394,122	￦	6,009,200	￦	6,876,005	￦	7,658,768	￦	10,627,751	￦	19,734,709	￦	10,402,085	￦	67,702,640

Financial liabilities:
Financial liabilities at FVTPL	￦	200,118	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	200,118
Hedging derivative liabilities		—		95,417		34,026		32,151		196,129		749,715		640,668		1,748,106
Borrowings		—		1,721,658		827,213		969,893		614,766		1,421,884		16		5,555,430
Debentures		—		2,221,891		1,448,973		3,452,058		9,677,472		23,822,909		9,411,275		50,034,578
Other financial liabilities		—		1,147,949		—		—		—		—		109		1,148,058

	￦	200,118	￦	5,186,915	￦	2,310,212	￦	4,454,102	￦	10,488,367	￦	25,994,508	￦	10,052,068	￦	58,686,290

Off-statement of financial position items:
Commitments	￦	45,553,030	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	45,553,030
Financial guarantee contracts		—		1,781		57,485		87,724		114,940		382,079		5,519,355		6,163,364

	￦	45,553,030	￦	1,781	￦	57,485	￦	87,724	￦	114,940	￦	382,079	￦	5,519,355	￦	51,716,394

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2012)

	On demand		Within 1 months		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial assets:
Cash and due from financial institutions	￦	848,455	￦	505,372	￦	253,144	￦	188,990	￦	127,690	￦	—	￦	—	￦	1,923,651
Financial assets at FVTPL		261,525		—		—		—		—		—		—		261,525
Hedging derivative assets		—		3,641		8,276		8,499		23,849		507,912		321,096		873,273
Loans		4,799		4,995,868		4,821,378		6,938,934		7,215,606		18,241,622		8,230,300		50,448,507
Available-for-sale financial assets		3,835,930		133		267		400		801		33,808		—		3,871,339
Held-to-maturity financial assets		—		—		—		—		—		—		—		—
Other financial assets		—		639,876		—		—		—		40,838		686		681,400

	￦	4,950,709	￦	6,144,890	￦	5,083,065	￦	7,136,823	￦	7,367,946	￦	18,824,180	￦	8,552,082	￦	58,059,695

Financial liabilities:
Financial liabilities at FVTPL	￦	258,531	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	258,531
Hedging derivative liabilities		—		179		60		181,083		109,317		395,028		232,461		918,128
Borrowings		—		456,414		168,402		490,693		528,263		1,123,868		—		2,767,640
Debentures		—		1,022,528		3,260,873		2,997,834		5,219,714		24,636,735		7,489,707		44,627,391
Other financial liabilities		—		898,061		—		—		—		—		108		898,169

	￦	258,531	￦	2,377,182	￦	3,429,335	￦	3,669,610	￦	5,857,294	￦	26,155,631	￦	7,722,276	￦	49,469,859

Off-statement of financial position items:
Commitments	￦	28,509,194	￦	—	￦	—	￦	—	￦	—	￦	—	￦	—	￦	28,509,194
Financial guarantee contracts		—		803		7		89,551		162,455		355,889		4,041,704		4,650,409

	￦	28,509,194	￦	803	￦	7	￦	89,551	￦	162,455	￦	355,889	￦	4,041,704	￦	33,159,603

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

4-4. Market risk

(1) Overview of market risk

1) Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value and other market factors related to the fair value or future cash flows of the financial instruments. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk means that possible losses on assets and liabilities denominated in foreign currency due to changes of foreign exchange rate. Interest rate risk means that possible losses on assets and liabilities due to changes of interest rate.

2) Market risk management group

The Bank operates Risk Management Committee and Risk Management Council for managing risks and risk limits. Risk Management Practices Committee assists Risk Management Committee and Risk Management Council for practical matters such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk, money balance plan and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method and probabilistic method and definite method is used for limits management. Interest rate value at risk (“VaR”) and interest rate earning at risk (“EaR”) are measured by BIS standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional but possible events for evaluating latent weakness. The analysis is used for important decision making such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to Board of Directors and management on a quarterly basis.

(2) Foreign exchange risk

1) Management of foreign exchange risk

Foreign exchange risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2) Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currency exceeding 5% of total assets and liabilities denominated in foreign currency.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

3) Measurement method

	VaR

The Bank measures a yearly VaR. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal-weighted-average method based on historical changes in market rates, prices and volatilities over the previous 5 years data and measures VaR at a 99% single tail confidence level. This means the actual amount of loss may exceed the VaR, on average, once out of 100 business days. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or ten days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

‚	Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio. The Bank mainly uses historical scenario tool and supplementally uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

ƒ	Results of measurement

Results of foreign exchange VaR as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013								2012
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	￦	271,198	￦	15,832	￦	548,360	￦	260,499	￦	36,449	￦	12,606	￦	75,681	￦	75,681

(3) Interest rate risk

1) Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

2) Measurement of interest rate risk

Interest rate risk is managed by measuring interest rate EaR and interest rate VaR and uses interest rate sensitivity gap and duration gap as supplementary index. Interest rate EaR and interest rate VaR are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3) Measurement method

	VaR

The Bank measures a yearly VaR. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal-weighted average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. This means the actual amount of loss may exceed the VaR, on average, once out of 100 business days. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or ten days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

‚	Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio. The Bank mainly uses historical scenario tool and supplementally uses hypothetical scenario tool for the analysis of an abnormal market situation. Stress testing is performed at least once in every quarter.

ƒ	Results of measurement

Results of interest rate VaR as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013								2012
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	￦	39,411	￦	1,573	￦	94,084	￦	94,084	￦	38,037	￦	8,116	￦	67,945	￦	46,101

4-5. Capital risk

The Bank abides by adequate capital requirements of the Financial Supervisory Service. Beginning on January 1, 2008, the Financial Supervisory Service implemented the new Basel Capital Accord, referred to as Basel II, in Korea, which has substantially affected the way risk is measured among Korean financial institutions. All the local banks are required to maintain a minimum capital adequacy ratio (“BIS ratio”) of 8.0%.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

A bank’s capital according to Detailed Regulation on Supervision of Banking Business is classified into two categories as follows:

1)	Tier 1 capital (Core capital): Core capital includes paid-in capital, capital reserves, retained earnings, non-controlling interests in consolidated subsidiaries, unissued stock dividends and hybrid debt.

2)	Tier 2 capital (Supplementary capital): Supplementary capital includes revaluation reserves, valuation gain on 45% of accumulated other comprehensive income related to available-for-sale securities and share of other comprehensive income on associates, allowance for credit losses in respect of credits classified as normal or precautionary, redeemable preferred stock that is not included in hybrid debt, and subordinated debt with maturity of over five years.

Risk-weighted assets are defined as the sum of credit risk-weighted assets and market risk-weighted assets. The Bank calculates risk-weighted assets by risk (credit risk, market risk, operating risk) and uses for BIS ratio calculation.

The Bank’s BIS capital ratio on a consolidated basis as of June 30, 2013 is as follows (Korean won in millions):

	2013
Core capital	￦	7,794,698
Supplementary capital		1,293,689

Total		9,088,387

Risk-weighted assets	￦	89,272,073
Capital ratio		10.18%

The Bank’s BIS capital ratio on a consolidated basis under previous GAAP as of December 31, 2012 is as follows (Korean won in million):

	2012
Core capital	￦	7,866,759
Supplementary capital		1,019,894

Total		8,886,653

Risk-weighted assets	￦	76,522,384
Capital ratio		11.61%

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

5. FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1) Carrying amounts and fair values of financial instruments as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	Classification	2013				2012
		Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	Non-recurring	￦	2,462,203	￦	2,462,195	￦	1,917,583	￦	1,917,774
Financial assets at FVTPL	Recurring		705,458		705,458		261,525		261,525
Hedging derivative assets	Recurring		412,986		412,986		873,273		873,273
Loans	Non-recurring		53,200,071		53,622,401		45,685,886		45,902,720
Available-for-sale financial assets	Recurring		3,982,461		3,982,461		3,864,932		3,864,932
Held-to-maturity financial assets	Non-recurring		48,296		48,296		—		—
Other financial assets	Non-recurring		1,014,018		1,014,018		680,065		680,065

		￦	60,811,475	￦	62,247,815	￦	52,603,199	￦	52,820,224

Financial liabilities:
Financial liabilities at FVTPL	Recurring	￦	200,118	￦	200,118	￦	258,531	￦	258,531
Hedging derivative liabilities	Recurring		1,748,106		1,748,106		918,128		918,128
Borrowings	Non-recurring		5,548,852		5,536,721		2,755,991		2,718,456
Debentures	Non-recurring		44,873,160		44,371,905		40,172,531		40,686,290
Other financial liabilities	Non-recurring		1,148,058		1,148,058		898,169		898,169

		￦	55,537,897	￦	53,004,908	￦	46,284,289	￦	46,760,704

Fair value is the amount for which an asset could be exchanged, or a liability could be settled, between knowledgeable, willing parties in an arm’s length transaction. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits it to be compared with their carrying amount at the end of each reporting period. The best evidence of fair value of financial instruments is quoted price in an active market.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

Methods of measuring fair value for financial instruments are as follows:

Financial instruments	Method of measuring fair value
Loans and receivables

Carrying amount of cash is fair value. As demand deposits and transferable deposits do not have maturity and are readily convertible to cash. Carrying amounts of these deposits are regarded as the nearest amounts of fair values. Fair values of other deposits are determined by discounted cash flow model (“DCF model”).

DCF model is used to determine the fair value of loans. Fair value is determined by discounting the expected cash flows by contractual cash flows with prepayment rate taken into account by appropriate discount rate

Investment securities	Trading financial assets and liabilities and available-for-sale financial assets are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using valuation techniques.

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined using valuation techniques. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currency is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as the nearest amounts of fair values.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2) Fair value hierarchy

Fair value hierarchy of financial assets and liabilities measured at fair value as of June 30, 2013 and December 31, 2012, is as follows (Korean won in millions):

(2013)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	—	￦	705,458	￦	—	￦	705,458
Hedging derivative assets		—		412,986		—		412,986
Available-for-sale financial assets		264,428		128,739		3,566,325		3,959,492

	￦	264,428	￦	1,247,183	￦	3,566,325	￦	5,077,936

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	200,118	￦	—	￦	200,118
Hedging derivative liabilities		—		1,748,106		—		1,748,106

	￦	—	￦	1,948,224	￦	—	￦	1,948,224

(2012)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	￦	—	￦	261,525	￦	—	￦	261,525
Hedging derivative assets		—		873,273		—		873,273
Available-for-sale financial assets		184,277		31,102		3,626,811		3,842,190

	￦	184,277	￦	1,165,900	￦	3,626,811	￦	4,976,988

Financial liabilities:
Financial liabilities at FVTPL	￦	—	￦	258,531	￦	—	￦	258,531
Hedging derivative liabilities		—		918,128		—		918,128

	￦	—	￦	1,176,659	￦	—	￦	1,176,659

The Bank classifies financial instruments as three level of fair value hierarchy as below;

Level 1: Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general over-the-counter derivatives such as swap, futures and options

Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, complex structured bonds and complex over-the-counter derivatives.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

The best estimate of fair value of financial instruments is a quoted price from active markets when the financial instruments are traded in an active exchange market (Level 1). If a quoted price of a financial instrument is available readily and regularly through exchange markets, sellers, brokers, industry groups, pricing services, supervisory services and the quoted price is arm’s length transaction between knowledgeable, willing parties, the price of the financial instrument is regarded to be disclosed in an active market.

If there is not an active market, fair value of financial instrument is determined by valuation techniques. The valuation techniques include using a recent transaction between knowledgeable, willing parties, fair value of the similar kind financial instrument, DCF, option pricing model and others. If a valuation technique is used by general market participants and the valuation technique can provide reliable estimates of fair values, the valuation technique can be used. The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. The valuation techniques include all the inputs considered by market participants for determining price. The Bank adjusts valuation techniques regularly and reviews the validity of the techniques based on observable current price of the same kind financial instruments observable market data. The Bank believes that used valuation techniques are appropriate and fair values in the statements of financial position are reasonable. However, the fair values in the statements of financial position can be changed when different valuation techniques or different assumptions are used. Also, it can be difficult to compare fair values of the Bank to those of other financial institution because various valuation techniques and several assumptions are used.

1) Changes in Level 3 of the fair value hierarchy for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in million):

(2013)

	Beginning balance		Profit or loss	Other comprehen- sive income		Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3	Ending balance
Financial assets
Available-for-sale financial assets	￦	3,626,811	￦ (3,364)	￦	27,971	￦	2,560	￦ (966)	￦ (86,687)	￦	3,566,325

(2012)

	Beginning balance		Profit or loss	Other comprehen- sive income	Purchases/ issues		Sales/ settlements	Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Available-for-sale financial assets	￦	3,166,621	￦ (1,069)	￦ (38,934)	￦	500,370	￦ (177)	￦	—	￦	3,626,811

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

2) In relation with changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period, and total gains or losses for the period included in profit or loss for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in millions):

	2013	2012
Total gains (losses) for the period included in profit or loss for financial instruments held at the end of the reporting period	￦ (1,637)	￦ (1,080)
Total gains (losses) included in profit or loss for the period	￦ (3,364)	￦ (1,069)

3) The table below provides the Bank’s financial assets and financial liabilities that are carried at cost since the fair values of the financial instruments are not readily determinable in the separate statements of financial position as of June 30, 2013 and December 31, 2012 (Korean won in millions):

	2013		2012
Financial assets AFS
Unlisted securities (*)	￦	536	￦	427
Equity investments (*)		22,433		22,315

	￦	22,969	￦	22,742

(*)	Available-for-sale financial assets are unlisted equity securities and equity investments and recorded as at cost since they do not have quoted prices in an active market and the fair values are not measured with reliability.

5-2. Carrying amounts of financial instruments

Carrying amounts of financial instruments as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

	Financial assets at FVTPL				Loans		Available- for-sale financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
	Trading		Designated at FVTPL
Financial assets:
Cash and due from financial institutions	￦	—	￦	—	￦	2,462,203	￦	—	￦	—	￦	—	￦	2,462,203
Financial assets at FVTPL		705,458		—		—		—		—		—		705,458
Hedging derivative assets		—		—		—		—		—		412,986		412,986
Loans		—		—		53,200,071		—		—		—		53,200,071
Financial investments		—		—		—		3,982,461		48,296		—		4,030,757
Other financial assets		—		—		1,014,018		—		—		—		1,014,018

Total	￦	705,458	￦	—	￦	56,676,292	￦	3,982,461	￦	48,296	￦	412,986	￦	61,825,493

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

	Financial liabilities at FVTPL				Financial liabilities at amortized cost		Hedging derivative liabilities		Total
	Trading		Designated at FVTPL
Financial liabilities:
Financial liabilities at FVTPL	￦	200,118	￦	—	￦	—	￦	—	￦	200,118
Hedging derivative liabilities		—		—		—		1,748,106		1,748,106
Borrowings		—		—		5,548,852		—		5,548,852
Debentures		—		—		44,873,160		—		44,873,160
Other financial liabilities		—		—		1,148,058		—		1,148,058

Total	￦	200,118	￦	—	￦	51,570,070	￦	1,748,106	￦	53,518,294

(2012)

	Financial assets at FVTPL				Loans		Available- for-sale financial assets		Held-to- maturity financial assets		Hedging derivative assets		Total
	Trading		Designated at FVTPL
Financial assets:
Cash and due from financial institutions	￦	—	￦	—	￦	1,917,583	￦	—	￦	—	￦	—	￦	1,917,583
Financial assets at FVTPL		261,525		—		—		—		—		—		261,525
Hedging derivative assets		—		—		—		—		—		873,273		873,273
Loans		—		—		45,685,886		—		—		—		45,685,886
Financial investments		—		—		—		3,864,932		—		—		3,864,932
Other financial assets		—		—		680,065		—		—		—		680,065

Total	￦	261,525	￦	—	￦	48,283,584	￦	3,864,932	￦	—	￦	873,273	￦	53,283,264

	Financial liabilities at FVTPL				Financial liabilities at amortized cost		Hedging derivative liabilities		Total
	Trading		Designated at FVTPL
Financial liabilities:
Financial liabilities at FVTPL	￦	258,531	￦	—	￦	—	￦	—	￦	258,531
Hedging derivative liabilities		—		—		—		918,128		918,128
Borrowings		—		—		2,755,991		—		2,755,991
Debentures		—		—		40,172,531		—		40,172,531
Other financial liabilities		—		—		898,169		—		898,169

Total	￦	258,531	￦	—	￦	43,826,691	￦	918,128	￦	45,003,350

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

5-3. Netting on financial assets and financial liabilities

The Bank has conditional rights of setoff that are enforceable and exercisable only in the events mentioned in agreements regardless of meeting some or all of the offsetting criteria in K-IFRS 1032 for derivative assets, derivative liabilities, receivable spot exchanges and payable spot exchanges. Cash collaterals do not meet the offsetting criteria in K-IFRS 1032 but they can be set off with net amount of derivative assets and derivatives liabilities and net amount of receivables spot exchanges and payable spot exchanges.

The effects of netting agreements as of June 30, 2013 and December 31, 2012 are as follow (Korean won in millions):

(2013)

							Amount that is not offset in financial statements
	Recognized total amount		Total amount to be offset		Net basis measured in financial statements		Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	￦	458,273	￦	—	￦	458,273	￦	(279,442)	￦	—	￦	178,831
Receivable spot exchange		171,684		—		171,684		(171,622)		—		62

		629,957		—		629,957		(451,064)		—		178,893

Financial liabilities:
Derivatives		1,948,224		—		1,948,224		(279,442)		—		1,668,782
Payable spot exchange		171,622		—		171,622		(171,622)		—		—

Total	￦	2,119,846	￦	—	￦	2,119,846	￦	(451,064)	￦	—	￦	1,668,782

(2012)

							Amount that is not offset in financial statements
	Recognized total amount		Total amount to be offset		Net basis measured in financial statements		Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	￦	918,298	￦	—	￦	918,298	￦	(355,764)	￦	(177)	￦	562,357
Financial liabilities:
Derivatives	￦	1,176,659	￦	—	￦	1,176,659	￦	(355,764)	￦	(2)	￦	820,893

6. OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

7. DUE FROM FINANCIAL INSTITUTIONS:

1) Due from financial institutions as of June 30, 2013 and December 31, 2012 is as follows (Korean won in millions):

	2013		2012
Due from financial institutions in local currency	￦	444,907	￦	567,243
Due from financial institutions in foreign currencies		2,017,296		1,350,340

		2,462,203		1,917,583

Restricted due from financial institutions		(510)		(4)
Due from financial institutions with original maturities of three months or less at acquisition date		(597,455)		(1,069,128)

		(597,965)		(1,069,132)

Total (*)	￦	1,864,238	￦	848,451

(*) It is equal to due from financial institutions, end of period on the separate statements of cash flows.

2) Details of due from financial institutions as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	Detail	2013			2012
		Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency	Reserve deposit	￦	—	—	￦	4	—
	Demand deposits		1,107	—		639	—
	Time deposits		425,000	2.68 ~ 3.23		555,000	3.00 ~ 4.00
	Others		18,800	2.70 ~ 2.70		11,600	2.70 ~ 2.70

			444,907			567,243

Due from financial institutions in foreign currencies	Demand deposits		30,901	—		59,670	—
	Time deposits		206,946	0.00 ~ 0.75		514,128	0.67 ~ 1.28
	On demand		124,996	—		33,193	—
	Offshore demand deposits		1,107	—		2,552	—
	Others		1,653,346	0.00 ~ 0.45		740,797	0.00 ~ 0.45

			2,017,296			1,350,340

Total		￦	2,462,203		￦	1,917,583

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

3) Restricted due from financial institutions as of June 30, 2013 and December 31, 2012 is as follows (Korean won in millions):

	Detail	Financial Institution	2013		2012		Reason for restriction
Due from financial institutions in local currency	Reserve deposit	BOK	￦	—	￦	4	Bank of Korea Act
	Others	DEUTSCHE BANK AG, FRANKFURT AM MAIN		510		—	Credit support annex for derivative transactions

Total			￦	510	￦	4

8. FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS:

Details of financial assets at fair value through profit or loss as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Equity securities
Beneficiary certificates	￦	660,171	￦	216,500
Derivative assets
Interest product		2,878		5,546
Currency product		42,409		39,479

		45,287		45,025

Total	￦	705,458	￦	261,525

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

9. FINANCIAL INVESTMENTS:

Details of financial investments as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Available-for-sale securities in local currency
Equity securities
Marketable securities	￦	325,628	￦	337,194
Non-marketable securities		3,505,662		3,474,321
Equity investments		22,433		22,315
Others		2,411		2,013

		3,856,134		3,835,843

Available-for-sale securities in foreign currency
Debt securities
Debt securities		126,319		29,002
Equity securities
Equity securities		8		87

		126,327		29,089

Held-to-maturity securities in foreign currency
Debt securities
Debt securities		48,296		—

Total	￦	4,030,757	￦	3,864,932

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

10. LOANS:

Loans in Note 10 do not include loan valuation adjustment related to fair value hedging amounting to ￦191,282 million and ￦240,424 million, respectively, as of June 30, 2013 and December 31, 2012.

(1) Details of loans as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	Detail	2013		2012
Loans in local currency	Loans for export	￦	9,493,706	￦	8,114,939
	Loans for overseas investment		856,709		1,474,651
	Loans for import		1,439,798		1,418,227
	Others		1,511,064		1,237,798

			13,301,277		12,245,615

Loans in foreign currency	Loans for export		17,566,389		13,718,649
	Loans for overseas investment		16,756,619		14,717,700
	Loans for rediscounted trading notes		1,522,203		776,548
	Loans for import		1,132,092		849,252
	Overseas funding loans		843,562		730,194
	Domestic usance bills		323,886		206,966
	Others		82,345		27,440

			38,227,096		31,026,749

Others	Bills bought		1,538,743		1,570,874
	Advance for customers		96,746		84,987
	Call loans		1,999,223		1,904,452
	Interbank loans in foreign currency		507,113		965,459

			4,141,825		4,525,772

Balance			55,670,198		47,798,136

Net deferred origination fees and costs			(400,575)		(358,301)
Allowance for loan losses			(2,260,834)		(1,994,373)

Total		￦	53,008,789	￦	45,445,462

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2) Loans classified by customer as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large corporations	￦	6,698,735	￦	12,952,633	￦	147,894	￦	19,799,262	41.05
	Small and medium companies		1,169,415		1,773,821		36,982		2,980,218	6.18
	Public sector and others		5,268,127		19,339,950		843,745		25,451,822	52.77

	Balance		13,136,277		34,066,404		1,028,621		48,231,302	100.00

	Net deferred origination fees and costs		(2,400)		(390,384)		—		(392,784)
	Allowance for loan losses		(1,848,681)		(301,441)		(85,532)		(2,235,654)

			11,285,196		33,374,579		943,089		45,602,864

Financial institution	Large corporations
	Small and medium companies		165,000		3,423,045		3,098,820		6,686,865	89.89
	Public sector and others		—		737,648		14,383		752,031	10.11

	Balance		165,000		4,160,693		3,113,203		7,438,896	100.00

	Net deferred origination fees and costs		—		(6,478)		(1,313)		(7,791)
	Allowance for loan losses		(147)		(22,346)		(2,687)		(25,180)	`

			164,853		4,131,869		3,109,203		7,405,925

	Total	￦	11,450,049	￦	37,506,448	￦	4,052,292	￦	53,008,789

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2012)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large corporations	￦	5,945,320	￦	9,551,835	￦	82,838	￦	15,579,993	37.99
	Small and medium companies		1,239,109		1,683,279		9,176		2,931,564	7.15
	Public sector and others		4,911,187		17,142,068		442,599		22,495,854	54.86

	Balance		12,095,616		28,377,182		534,613		41,007,411	100.00

	Net deferred origination fees and costs		(3,103)		(346,272)		—		(349,375)
	Allowance for loan losses		(1,638,627)		(279,311)		(44,467)		(1,962,405)

			10,453,886		27,751,599		490,146		38,695,631

Financial institution	Large corporations
	Small and medium companies		150,000		2,021,260		3,970,409		6,141,669	90.44
	Public sector and others		—		628,307		20,749		649,056	9.56

	Balance		150,000		2,649,567		3,991,158		6,790,725	100.00

	Net deferred origination fees and costs		—		(6,960)		(1,966)		(8,926)
	Allowance for loan losses		(134)		(11,901)		(19,933)		(31,968)

			149,866		2,630,706		3,969,259		6,749,831

	Total	￦	10,603,752	￦	30,382,305	￦	4,459,405	￦	45,445,462

(3) Changes in net deferred origination fees and costs for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in millions):

(2013)

	Beginning balance		Increase		Decrease		Ending balance
Deferred origination fees	￦	358,677	￦	79,219	￦	36,979	￦	400,917
Deferred origination costs		376		—		34		342

Total	￦	(358,301)	￦	(79,219)	￦	(36,945)	￦	(400,575)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2012)

	Beginning balance		Increase		Decrease		Ending balance
Deferred origination fees	￦	345,574	￦	77,441	￦	64,338	￦	358,677
Deferred origination costs		430		179		233		376

Total	￦	(345,144)	￦	(77,262)	￦	(64,105)	￦	(358,301)

(4) Changes in allowance for loan losses for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in millions):

(2013)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	1,699,721	￦	294,652	￦	1,994,373
Written-off		—		(7,602)		(7,602)
Collection of written-off loans		—		399		399
Debt-for-equity swap		(2,650)		(5,945)		(8,595)
Others		—		(3,855)		(3,855)
Elimination of discounts effect		(10,221)		(614)		(10,835)
Foreign exchange translation		8,010		8,707		16,717
Transfer in		251,993		28,239		280,232
Transfer out		22,029		(22,029)		—

Total	￦	1,968,882	￦	291,952	￦	2,260,834

(2012)

	Individual assessment		Collective assessment		Total
Beginning balance	￦	1,291,680	￦	274,085	￦	1,565,765
Written-off		(155,700)		(18,821)		(174,521)
Collection of written-off loans		41		801		842
Debt-for-equity swap		(3,522)		(816)		(4,338)
Others		(5,485)		(301)		(5,786)
Elimination of discounts effect		(14,889)		(1,181)		(16,070)
Foreign exchange translation		(7,131)		(7,343)		(14,474)
Transfer in		537,716		105,239		642,955
Transfer out		57,011		(57,011)		—

Total	￦	1,699,721	￦	294,652	￦	1,994,373

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

11.	INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1) Details of investments in associates and subsidiaries as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

Company	Detail	Location	Business	Reporting	Ownership (%)	Net asset value		Book value
KEXIM Bank UK Limited	Subsidiary	England	Finance	December	100.00	￦	40,681	￦	48,460
KEXIM Vietnam Leasing Co	Subsidiary	Vietnam	Finance	December	100.00		10,302		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		21,846		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		51,981		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		387,391		380,520
Credit Guarantee and Investment Fund (*)	Associate	Philippines	Finance	December	14.28		116,976		115,486

Total						￦	629,177	￦	629,150

(2012)

Company	Detail	Location	Business	Reporting	Ownership (%)	Net asset value		Book value
KEXIM Bank UK Limited	Subsidiary	England	Finance	December	100.00	￦	39,965	￦	48,460
KEXIM Vietnam Leasing Co	Subsidiary	Vietnam	Finance	December	100.00		8,979		10,275
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Finance	December	85.00		18,997		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Finance	December	100.00		48,514		49,139
Korea Asset Management Corporation	Associate	Korea	Finance	December	25.86		379,708		380,520
Credit Guarantee and Investment Fund (*)	Associate	Philippines	Finance	December	14.28		109,137		115,486

Total						￦	605,300	￦	629,150

(*)	As of June 30, 2013 and December 31, 2012, CGIF is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2) Changes in investments in associates and subsidiaries for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in millions):

(2013)

Company	Detail	Beginning balance		Acquisition		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	48,460
KEXIM Vietnam Leasing Co	Subsidiary		10,275		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		49,139
Korea Asset Management Corporation	Associate		380,520		—		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		115,486

Total		￦	629,150	￦	—	￦	629,150

(2012)

Company	Detail	Beginning balance		Acquisition		Ending balance
KEXIM Bank UK Limited	Subsidiary	￦	48,460	￦	—	￦	48,460
KEXIM Vietnam Leasing Co	Subsidiary		10,275		—		10,275
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		25,270
KEXIM Asia Limited	Subsidiary		49,139		—		49,139
Korea Asset Management Corporation	Associate		—		380,520		380,520
Credit Guarantee and Investment Fund	Associate		115,486		—		115,486

Total		￦	248,630	￦	380,520	￦	629,150

12. TANGIBLE ASSETS:

(1) Details of tangible assets as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

Detail	Acquisition cost		Accumulated depreciation		Accumulated impairment		Book value
Lands	￦	189,585	￦	—	￦	—	￦	189,585
Buildings		44,741		(22,286)		—		22,455
Vehicles		2,842		(1,940)		—		902
Furniture and fixture		17,449		(13,855)		—		3,594
Construction in progress		11,209		—		—		11,209

Total	￦	265,826	￦	(38,081)	￦	—	￦	227,745

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2012)

Detail	Acquisition cost		Accumulated depreciation		Accumulated impairment		Book value
Lands	￦	189,585	￦	—	￦	—	￦	189,585
Buildings		44,741		(21,558)		—		23,183
Vehicles		2,723		(1,852)		—		871
Furniture and fixture		18,965		(15,225)		—		3,740
Construction in progress		10,700		—		—		10,700

Total	￦	266,714	￦	(38,635)	￦	—	￦	228,079

(2) Changes in tangible assets for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in millions):

(2013)

Detail	Beginning balance		Acquisition		Transfer		Disposal		Depreciation		Ending balance
Lands	￦	189,585	￦	—	￦	—	￦	—	￦	—	￦	189,585
Buildings		23,183		—		—		—		(728)		22,455
Vehicles		871		227		—		—		(196)		902
Furniture and fixture		3,740		486		—		(2)		(630)		3,594
Construction in progress		10,700		509		—		—		—		11,209

Total	￦	228,079	￦	1,222	￦	—	￦	(2)	￦	(1,554)	￦	227,745

(2012)

Detail	Beginning balance		Acquisition		Transfer		Disposal		Depreciation		Ending balance
Lands	￦	189,585	￦	—	￦	—	￦	—	￦	—	￦	189,585
Buildings		24,920		—		—		(274)		(1,463)		23,183
Vehicles		817		438		—		(24)		(360)		871
Furniture and fixture		2,962		1,795		—		(13)		(1,004)		3,740
Construction in progress		—		10,700		—		—		—		10,700

Total	￦	218,284	￦	12,933	￦	—	￦	(311)	￦	(2,827)	￦	228,079

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

13. INTANGIBLE ASSETS:

(1) Details of intangible assets as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

Detail	Acquisition cost		Accumulated depreciation		Accumulated impairment		Book value
Computer software	￦	6,089	￦	(3,656)	￦	—	￦	2,433
System development fees		18,742		(11,503)		—		7,239
Memberships		6,195		—		(507)		5,688

Total	￦	31,026	￦	(15,159)	￦	(507)	￦	15,360

(2012)

Detail	Acquisition cost		Accumulated depreciation		Accumulated impairment		Book value
Computer software	￦	6,071	￦	(3,264)	￦	—	￦	2,807
System development fees		17,961		(11,079)		—		6,882
Memberships		6,089		—		(507)		5,582

Total	￦	30,121	￦	(14,343)	￦	(507)	￦	15,271

(2) Changes in intangible assets for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in millions):

(2013)

Detail	Beginning balance		Acquisition		Transfer		Disposal		Depreciation		Impairment		Ending balance
Computer software	￦	2,807	￦	18	￦	—	￦	—	￦	(392)	￦	—	￦	2,433
System development fees		6,882		781		—		—		(424)		—		7,239
Memberships		5,582		314		—		(208)		—		—		5,688

Total	￦	15,271	￦	1,113	￦	—	￦	(208)	￦	(816)	￦	—	￦	15,360

(2012)

Detail	Beginning balance		Acquisition		Transfer		Disposal		Depreciation		Impairment		Ending balance
Computer software	￦	1,766	￦	1,757	￦	—	￦	—	￦	(716)	￦	—	￦	2,807
System development fees		4,810		2,953		—		—		(881)		—		6,882
Memberships		5,613		—		—		—		—		(31)		5,582

Total	￦	12,189	￦	4,710	￦	—	￦	—	￦	(1,597)	￦	(31)	￦	15,271

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

14. OTHER ASSETS:

(1) Details of other assets as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Other financial assets
Guarantee deposits	￦	34,050	￦	33,606
Accounts receivable		298,741		599
Accrued income		694,636		647,045
Receivable spot exchange		175		150
Allowances for loan losses on other assets		(13,584)		(1,335)

		1,014,018		680,065

Other assets
Prepaid expenses		3,810		2,072
Sundry assets		12,055		10,475

		15,865		12,547

Total	￦	1,029,883	￦	692,612

(2) Changes in allowances for loan losses on other assets for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Beginning balance	￦	1,335	￦	1,407
Written-off		(2)		(5)
Transfer in (out)		12,243		(63)
Foreign exchange translation		6		(4)
Others		2		—

Ending balance	￦	13,584	￦	1,335

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

15. BORROWINGS:

(1) Details of borrowings as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013				2012
Detail	Lender	Interest rate (%)	Amount		Lender	Interest rate (%)	Amount
Call money
Local currency	Shinhan bank and others	2.52~2.54	￦	450,000	—	—	￦	—
Foreign currency	KDB bank	0.26~0.85		344,910	—	—		—

				794,910				—

Borrowings in foreign currency
Short term borrowings from domestic financial institutions	Hana bank	0.95~0.95		229,940	—	—		—
Short term borrowings from foreign financial institutions	Citibank NA and others	0.83~0.84		229,940	City bank Japan LTD	0.77~0.77		24,950
Long term borrowings from foreign financial institutions	Bank of Tokyo Mitsubishi and others	0.63~1.28		2,063,187	Bank of Tokyo- Mitsubishi, LTD, Seoul and others	0.98~1.33		1,446,931
Discount on borrowings				(6,359)				(7,606)
Commercial papers	Citibank N.A, HK and others	0.14~3.01		1,764,106	ING Bank NV and others	0.24~1.19		755,875
Offshore short term borrowings	National bank of Abu Dhabi and others	0.98~0.98		114,970	National bank of Abu Dhabi and others	1.01~1.01		107,110
Offshore long term borrowings	National bank of Abu Dhabi and others	0.98~0.98		34,491	National bank of Abu Dhabi and others	1.01~1.01		32,133
Discount on borrowings				(218)				(403)
Others (Foreign banks)		0.33~3.35		323,885		0.71~3.59		206,966
Others (CSA)		—		—		0.00~0.19		190,035

				4,753,942				2,755,991

	Total		￦	5,548,852			￦	2,755,991

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2) Details of borrowings from financial institutions as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013						2012
Detail	Call money		Borrowings in foreign currency		Total (*)		Call money		Borrowings in foreign currency		Total (*)
Banks	￦	794,910	￦	4,506,828	￦	5,301,738	￦	—	￦	2,731,867	￦	2,731,867
Others		—		253,691		253,691		—		32,133		32,133

Total	￦	794,910	￦	4,760,519	￦	5,555,429	￦	—	￦	2,764,000	￦	2,764,000

(*)	Borrowings do not include present value discounts.

16. DEBENTURES:

Details of debentures as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013			2012
Detail	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency
Floating rate	2.69~3.76	￦	1,810,000	—	￦	—
Fixed rate	2.69~5.27		7,240,000	2.69~5.27		7,330,000

			9,050,000			7,330,000
Discount on debentures			(44,295)			(13,873)

			9,005,705			7,316,127
Foreign currency
Floating rate	0.32~3.85		2,931,985	0.43~5.15		2,344,844
Fixed rate	0.30~10.00		32,895,552	0.50~14.00		29,973,370

			35,827,537			32,318,214
Gain on fair value of hedged items			283,535			811,133
Discount on debentures			(243,617)			(272,943)

			35,867,455			32,856,404

Total		￦	44,873,160		￦	40,172,531

17. PROVISIONS:

(1) Details of provisions as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Provisions for acceptances and guarantees	￦	124,216	￦	169,684
Provisions for unused loan commitments		137,615		54,950

Total	￦	261,831	￦	224,634

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2) Changes in provisions for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in millions):

(2013)

Detail	Acceptances and guarantees		Unused loan commitments		Others		Total
Beginning balance	￦	169,684	￦	54,950	￦	—	￦	224,634
Foreign exchange translation		702		451		—		1,153
Transfer in (out)		(46,170)		82,214		—		36,044

Ending balance	￦	124,216	￦	137,615	￦	—	￦	261,831

(2012)

Detail	Acceptances and guarantees		Unused loan commitments		Others		Total
Beginning balance	￦	298,497	￦	144,499	￦	44,492	￦	487,488
Foreign exchange translation		(65)		(35)		—		(100)
Transfer in (out)		(128,748)		(89,514)		(44,492)		(262,754)

Ending balance	￦	169,684	￦	54,950	￦	—	￦	224,634

18. RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1) Defined benefit plan

The Bank operates defined benefit plans which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method.

The present value of the defined benefit obligation is calculated using the Projected Unit Credit method (the ‘PUC’). The data used in the PUC such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset are based on observable market data and historical data which are annually updated.

Actuarial assumptions may differ from actual results, such as change in the market, economic trend and mortality trend which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2) Details of defined benefit obligation as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Present value of defined benefit obligations	￦	65,601	￦	61,067
Fair value of plan assets		(28,147)		(28,324)

Defined benefit obligation, net	￦	37,454	￦	32,743

(3) Changes in net defined benefit obligations for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in millions):

(2013)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	61,067	￦	(28,324)	￦	32,743
Contributions from the employer		—		—		—
Current service cost		4,336		—		4,336
Interest expense (income)		1,398		(650)		748
The return on plan assets, excluding amounts included in interest income above		—		177		177
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		—		—		—
Benefits paid		(1,200)		650		(550)

Ending balance	￦	65,601	￦	(28,147)	￦	37,454

(2012)

	Present value of the defined benefit obligation		Plan assets		Net defined benefit obligation
Beginning balance	￦	53,794	￦	—	￦	53,794
Contributions from the employer		—		(27,864)		(27,864)
Current service cost		7,454		—		7,454
Interest expense (income)		2,946		(467)		2,479
The return on plan assets, excluding amounts included in interest income above		—		—		—
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		2,152		—		2,152
Benefits paid		(5,279)		7		(5,272)

Ending balance	￦	61,067	￦	(28,324)	￦	32,743

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(4) Details of plan assets as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Cash and cash equivalent	￦	8,874	￦	16,901
Debt securities		2,328		4,467
Derivatives		—		2
Asset-backed-securities		—		141
Others		16,945		6,813

Total	￦	28,147	￦	28,324

(5) Actuarial assumptions used in retirement benefit obligation assessment as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013	2012
Discount rate	4.59%	4.59%
Expected wage growth rate	3.04%	3.04%

(6) Retirement benefit cost incurred from the defined contribution plan for the six months ended June 30, 2013 and 2012 is as follows (Korean won in millions):

	2013		2012
Severance benefits - defined contribution	￦	276	￦	—

19. OTHER LIABILITIES:

Details of other liabilities as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Other financial liabilities:
Guarantee deposits	￦	423,948	￦	284,249
Foreign exchanges payable		10,857		63,794
Accounts payable		179,458		4,914
Accrued expenses		533,686		545,104
Guarantee deposit received		109		108

		1,148,058		898,169

Other liabilities:
Allowance for credit loss in derivatives		3,737		14,554
Unearned income		118,304		110,956
Sundry liabilities		21,824		10,809

		143,865		136,319

Total	￦	1,291,923	￦	1,034,488

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

20. DERIVATIVES:

The Bank operates derivatives for trading and hedging instrument. Derivatives held for trading purpose are included in financial assets and liabilities at fair value through profit or loss.

(1) Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates.

(2) Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument shall be recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income shall be reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecast transaction is no longer expected to occur, in which case any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective shall be reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(3) Details of derivative assets and liabilities as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,582,640	￦	246,856	￦	196	￦	2,878	￦	249,930
Currency:
Currency forwards		1,811,790		—		—		2,495		2,495
Currency swaps		19,131,231		165,934		—		39,914		205,848

		20,943,021		165,934		—		42,409		208,343

Total	￦	35,525,661	￦	412,790	￦	196	￦	45,287	￦	458,273

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,582,640	￦	225,823	￦	2,196	￦	59,236	￦	287,255
Currency:
Currency forwards		1,811,790		—		—		33,593		33,593
Currency swaps		19,131,231		1,520,087		—		107,288		1,627,375

		20,943,021		1,520,087		—		140,882		1,660,969

Total	￦	35,525,661	￦	1,745,910	￦	2,196	￦	200,118	￦	1,948,224

(2012)

			Derivative assets
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,132,179	￦	485,012	￦	111	￦	5,546	￦	490,669
Currency:
Currency forwards		1,026,890		—		—		7,736		7,736
Currency swaps		15,899,836		388,150		—		31,743		419,893

		16,926,726		388,150		—		39,480		427,630

Total	￦	31,058,905	￦	873,162	￦	111	￦	45,025	￦	918,298

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	￦	14,132,179	￦	217,530	￦	4,605	￦	81,018	￦	303,153
Currency:
Currency forwards		1,026,890		—		—		12,314		12,314
Currency swaps		15,899,836		695,993		—		165,199		861,192

		16,926,726		695,993		—		177,513		873,506

Total	￦	31,058,905	￦	913,523	￦	4,605	￦	258,531	￦	1,176,659

(4) Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Fair value hedge—hedged item	￦	481,123	￦	(153,905)
Fair value hedge—hedging instrument		(1,509,696)		(100,329)

(5) The Bank recognized ￦2,454 million and ￦(257) million, as other comprehensive income (losses) (not adjusting tax effect) and cash flow hedge ineffectiveness of ￦219 million and ￦199 million, was recognized in earnings for the six months ended June 30, 2013 and for the year ended December 31, 2012, respectively.

21. CAPITAL STOCKS:

As of June 30, 2013, the authorized capital and paid-in capital of the Bank are ￦8,000,000 million and ￦7,158,055 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Beginning Balance	￦	7,138,055	￦	6,258,755
Increase in capital and investment in kind		20,000		879,300

Ending balance	￦	7,158,055	￦	7,138,055

22. RESERVES:

(1) Details of reserves as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Gain on valuation of available-for-sale securities	￦	32,945	￦	25,641
Loss on valuation of cash flow hedge		(1,349)		(3,210)
Remeasurement elements of net defined benefit liability		(1,765)		(1,631)

Total	￦	29,831	￦	20,800

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2) Changes in reserves as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain on valuation of available-for-sale securities	￦	25,641	￦	9,636	￦	(2,332)	￦	32,945
Loss on valuation of cash flow hedge		(3,210)		2,455		(594)		(1,349)
Remeasurement elements of net defined benefit liability		(1,631)		(176)		42		(1,765)

Total	￦	20,800	￦	11,915	￦	(2,884)	￦	29,831

(2012)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain on valuation of available-for-sale securities	￦	221,336	￦	(258,173)	￦	62,478	￦	25,641
Loss on valuation of cash flow hedge		—		(4,235)		1,025		(3,210)
Remeasurement elements of net defined benefit liability		—		(2,152)		521		(1,631)

Total	￦	221,336	￦	(264,560)	￦	64,024	￦	20,800

23. RETAINED EARNINGS:

(1) Details of retained earnings as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Legal reserve (*1)	￦	314,011	￦	299,117
Voluntary reserve (*2)		1,580,586		968,118
Retained earnings before appropriation		47,872		661,648

Total	￦	1,942,469	￦	1,928,883

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of net income for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of net income, after the appropriation of legal reserve and declaration of dividends, to voluntary reserve.

(2) Changes in retained earnings for the six months ended June 30, 2013 and for the year ended December 31, 2012 are as follows (Korean won in millions):

	2013		2012
Beginning balance	￦	1,928,883	￦	1,592,376
Net income for the period		47,872		370,125
Appropriation		(34,286)		(33,618)

Total	￦	1,942,469	￦	1,928,883

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(3) Details of dividends for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
The Government	￦	23,149	￦	21,164
BOK		5,596		6,258
Korea Finance Corporation		5,541		6,196

Total	￦	34,286	￦	33,618

24. RESERVE FOR BAD LOANS:

Reserve for bad loans is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business.

(1) Reserve for bad loans

Details of reserve for bad loans as of June 30, 2013 are as follows (Korean won in millions):

	2013
Accumulated reserve for bad loans (*)	￦	423,827
Expected reserve for bad loans (*)		71,874

Reserve for bad loans	￦	495,701

(*)	Accumulated reserve for bad loans and expected reserve for bad loans are calculated as if reserve for bad loans were implemented from 2012.

(2) Expected reserve for bad loans and net income after adjusting reserve for bad loans

Details of expected reserve for bad loans and net income after adjusting the reserve for bad loans for the six months ended June 30, 2013 are as follows (Korean won in millions):

	2013
Net income for the period	￦	47,872
Expected reserve for bad loans		(71,874)

Net loss after adjusting the reserve for bad loans	￦	(24,002)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

25. NET INTEREST INCOME:

Net interest income is the amount after interest expenses deducted from interest income, and the details are as follows:

(1) Details of interest income for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Interest of due from financial institutions:
Due from financial institutions in local currency	￦	8,138	￦	10,722
Due from financial institutions in foreign currency		2,063		12,452

		10,201		23,174

Interest of financial assets at fair value through profit or loss:
Interest of trading securities		76		100
Interest of investments:
Interest of available-for-sale securities		495		1,130
Interest of held-to-maturity securities		256		—

		751		1,130

Interest of loans:
Interest of loans in local currency		294,437		302,041
Interest of loans in foreign currency		502,105		511,285
Interest of notes bought		—		541
Interest of bills bought		15,932		32,836
Interest of advanced for customers		200		—
Interest of call loans		3,512		4,137
Interest of interbank loans		1,900		3,963

		818,086		854,803

Interest of others		1,290		148

Total	￦	830,404	￦	879,355

Interest income accrued from impaired loan is ￦10,835 million and ￦7,497 million for the six months ended June 30, 2013 and 2012, respectively.

(2) Details of interest expenses for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Interest of borrowings:
Borrowings in foreign currency	￦	15,997	￦	28,299
Interest of call money		4,031		2,607
Interest of debentures:
Interest of debentures in local currency		146,924		148,400
Interest of debentures in foreign currency		426,386		542,700
Interest of others		1,453		—

Total	￦	594,791	￦	722,006

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

26. NET COMMISSION INCOME:

Net commission income is the amount after commission expenses deducted from commission income, and the details are as follows:

(1) Details of commission income for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Commission income in local currency:
Commissions income on management of Economic Development Cooperation Fund (“EDCF”)	￦	5,117	￦	4,260
Commissions income on management of Inter-Korean Cooperation Fund (“IKCF”)		1,365		659

		6,482		4,919

Commission income in foreign currency:
Commissions income on letter of credit		1,271		1,277
Commissions income on confirmation on export letter of credit		672		663
Commissions income on loans commitment		35,925		26,676
Management fee		487		—
Arrangement fee		3,278		4,652
Commissions income on government guarantee agency		—		20
Advisory fee		134		—
Cancellation fee		1,252		—
Prepayment fee		28,200		1,890
Sundry commissions income on foreign exchange		206		80
Commissions income on offshore loans		—		43
Commission income on import factoring		1		6

		71,426		35,307
Other commission income
Others		534		3,555
Guarantee fees income in foreign currency
Guarantee fees on foreign exchange		91,365		97,549
Premium for guarantee		11,231		5,624

		102,596		103,173

Total	￦	181,038	￦	146,954

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2) Details of commission expenses for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Commission expenses in local currency:
Commissions expenses on borrowings	￦	132	￦	66
Commissions expenses on domestic transaction		63		57
Sundry commissions expenses on domestic transaction		2		1

		197		124

Commission expenses in foreign currency:
Commissions expenses on borrowings		738		2,194
Sundry commission expenses on foreign exchange		128		176
Commission expenses on offshore borrowings		15		16
Sundry commissions expenses on offshore transaction		24		1

		905		2,387

Other commission expenses
Others		122		226
Other commissions expenses-deferred		45		—

		167		226

Total	￦	1,269	￦	2,737

27. DIVIDEND INCOME:

Details of dividend income for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Available-for-sale securities	￦	13,959	￦	18,335

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

28. GAIN (LOSS) ON FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS:

Details of gain (loss) on financial assets at fair value through profit or loss for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Trading securities:
Gain on valuation	￦	706	￦	866
Gain on disposal		2,752		5,551
Loss on disposal		(53)		—

		3,405		6,417

Trading derivatives
Gain on valuation		29,264		7,022
Loss on valuation		(98,687)		(172,467)
Gain on transaction		100,171		227,595
Loss on transaction		(31,372)		(232,106)

		(624)		(169,956)

Total	￦	2,781	￦	(163,539)

29. GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Gain on hedging derivatives	￦	52,868	￦	310,811
Loss on hedging derivatives		(1,562,524)		(411,339)

Total	￦	(1,509,656)	￦	(100,528)

30. GAIN (LOSS) ON FINANCIAL INVESTMENTS:

(1) Details of gain (loss) on financial investments for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Available-for-sale securities:
Gain on disposal	￦	423	￦	399,094
Loss on disposal		(1,761)		—
Reversal of impairment loss		—		81
Impairment loss		(1,783)		(196)

Total	￦	(3,121)	￦	398,979

(2) There is no gain or loss on held-to-maturity securities for the six months ended June 30, 2013 and 2012. In addition, details of interest income of held-to-maturity securities are stated in Note 25.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

31. OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Other operating income:
Gain on disposal of loans	￦	7	￦	2
Gain on fair value hedged items		542,070		120,842
Others		18,795		11,787

		560,872		132,631
Other operating expenses:
Loss on redemption of loans		—		8,618
Loss on fair value hedged items		60,947		274,747
Contribution for fund		2,844		2,851
Loss on redemption of debentures		—		64
Others		6,362		187

		70,153		286,467

Total	￦	490,719	￦	(153,836)

32. IMPAIRMENT LOSS ON CREDIT:

Details of impairment loss on credit for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Loans	￦	280,232	￦	268,095
Other financial assets		12,243		(340)
Guarantees		(46,170)		30,358
Unused loan commitments		82,214		(86,218)
Financial guarantee contract		33,914		(2,173)

Total	￦	362,433	￦	209,722

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

33. GENERAL ADMINISTRATION EXPENSES:

Details of general administration expenses for the six months ended June, 30 2013 and 2012 are as follows (Korean won in millions):

	Detail	2013		2012
General administration expenses in financing	Short-term salaries	￦	46,337	￦	40,418
	Office expenses		22,993		20,371

			69,330		60,789

Office expenses of EDCF			756		588
General administration expenses in others	Post-employment benefit (DC)		276		—
	Post-employment benefit (DB)		5,084		5,200
	Depreciation of tangible assets		1,554		1,388
	Amortization of intangible assets		816		793
	Taxes and duties		16,974		14,953

			24,704		22,334

	Total	￦	94,790	￦	83,711

34. NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	Detail	2013		2012
Gain (loss) on investments in associates and subsidiaries	Dividend income	￦	8,018	￦	1,823
Others	Gain on disposal of tangible assets		37		56
	Rent income		20		13
	Interest on other loans		78		98
	Revenue on research project		30		99
	Others		114		179

			279		445

Others	Loss on disposal of tangible assets		1		—
	Loss on disposal of intangible assets		4		—
	Expenses for contribution		2,289		2,366
	Court cost		944		876
	Expenses on research project		683		440
	Sundry expenses		34		99
	Others		5		—

			3,960		3,781

	Total	￦	4,337	￦	(1,513)

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

35. INCOME TAX EXPENSE:

(1) Details of income tax expenses for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Current income tax payable	￦	128,508	￦	9,154
Adjustment recognized in the period for current tax of prior periods		3,993		(2,815)
Changes in deferred income taxes due to temporary differences		(112,859)		41,975
Changes in deferred income taxes directly recognized in equity		(2,884)		53,905

Income tax expense	￦	16,758	￦	102,219

(2) Income tax expense reconciled to net income for the six months ended June 30, 2013 and 2012, as follows (Korean won in millions):

	2013		2012
Net income before income tax	￦	64,630	￦	442,370
Tax calculated at statutory tax rate (*)		15,409		106,823
Adjustments:
Effect on non-taxable income		(421)		(976)
Effect on non-deductible expense		42		204
Tax return		(25)		—
Others		(2,240)		(1,017)

		(2,644)		(1,789)

Adjustment recognized in the period for current tax of prior periods		3,993		(2,815)

Income tax expense		16,758		102,219

Effective tax rate from operations		25.93%		23.11%

(*)	The corporate tax rate is 11% up to ￦200 million, 22% over ￦200 million to ￦20 billion and 24.2% over ￦20 billion.

(3) Details of deferred tax relating to items that are recognized directly in equity are as follows (Unit: Korean won in millions):

	2013		2012
Gain (loss) on valuation of available-for-sale securities	￦	(2,332)	￦	53,843
Gain (loss) on valuation of cash flow hedge		(594)		62
Remeasurement of net defined benefit liability		42		—

Total	￦	(2,884)	￦	53,905

(4) Unrecognized deferred tax assets and liabilities

The Bank does not recognize deferred tax liabilities for taxable temporary difference of ￦53,480 million related to investments in associates and subsidiaries as of June 30, 2013 because it cannot control the timing of

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

the reversal of the temporary difference and it is probable that the temporary difference will not reverse The Bank also does not recognize deferred tax assets for deductible temporary differences of ￦3,122 million related to impairment loss of available-for-sale securities because realizable period has already passed.

36. STATEMENTS OF CASH FLOWS:

(1) Cash and cash equivalents as of June 30, 2013 and December 31, 2012 are equal to due from financial institutions, end of period on the statements of cash flows.

(2) Details of non-cash flow in investing and financing activities for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Debt-for-equity swap of loans	￦	11,435	￦	—
Transfer available-for-sale securities to investments in associates		—		1,220
Investment in kind		—		779,300
Gain (loss) on valuation of available-for-sale securities		9,637		(222,491)
Remeasurement of net defined benefit liability		(176)		—

37. CONTINGENT LIABILITIES AND COMMITMENTS:

(1) Details of contingent liabilities and commitments as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	Detail	2013		2012
Guarantee	Confirmed	￦	42,514,051	￦	39,379,894
	Unconfirmed		13,442,075		13,541,265

			55,956,126		52,921,159

Loan commitments	Local currency, foreign currency and offshore foreign currency		35,731,006		28,224,537
	Others		9,870,742		333,493

			45,601,748		28,558,030

	Total	￦	101,557,874	￦	81,479,189

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2) Details of guarantee that has been provided for others as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

	Detail	2013		2012
Confirmed guarantee	Local currency:
	Performance of contracts	￦	101,505	￦	101,036
	Repayment of advances		93,855		148,617
	Others		199,083		133,017

			394,443		382,670

	Foreign currency:
	Performance of contracts		12,634,076		10,706,084
	Repayment of advances		19,351,547		20,631,991
	Acceptances of imported goods		4,896		6,576
	Acceptance of import letter of credit outstanding		229,960		156,010
	Foreign liabilities		4,177,586		2,947,526

	Others		5,721,543		4,549,037

			42,119,608		38,997,224
Unconfirmed guarantee	Letters of credit		477,955		311,733
	Foreign liabilities		2,172,801		1,837,670
	Repayment of advances		10,740,513		11,304,747
	Others		50,806		87,115

			13,442,075		13,541,265

	Total	￦	55,956,126	￦	52,921,159

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(3)	Details of guarantee classified by country as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

		Confirmed guarantee			Unconfirmed guarantee			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	36,605,858	86.10	￦	11,085,479	82.48	￦	47,691,337	85.24
	India		293,847	0.69		46,934	0.35		340,781	0.61
	Vietnam		190,540	0.45		253,092	1.88		443,632	0.79
	Singapore		211,674	0.50		107,943	0.80		319,617	0.57
	Saudi Arabia		395,428	0.93		496,495	3.69		891,923	1.59
	Others		1,686,341	3.97		646,990	4.81		2,333,331	4.17

			39,383,688	92.64		12,636,933	94.01		52,020,621	92.97

Europe	France		252,297	0.59		152	0.00		252,449	0.45
	Others		283,335	0.67		209,842	1.56		493,177	0.88

			535,632	1.26		209,994	1.56		745,626	1.33

America	U.S.A.		1,479,979	3.48		372,970	2.78		1,852,949	3.30
	Mexico		316,740	0.75		21,878	0.16		338,618	0.61
	Others		386,678	0.91		19,222	0.14		405,900	0.73

			2,183,397	5.14		414,070	3.08		2,597,467	4.64

Africa	Madagascar		217,674	0.51		—	0.00		217,674	0.39
	Egypt		25,868	0.06		181,078	1.35		206,946	0.37
	Others		167,792	0.39		—	0.00		167,792	0.30

			411,334	0.96		181,078	1.35		592,412	1.06

		￦	42,514,051	100.00	￦	13,442,075	100.00	￦	55,956,126	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2012)

		Confirmed guarantee			Unconfirmed guarantee			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	￦	35,083,133	89.09	￦	11,601,958	85.68	￦	46,685,091	88.21
	India		288,092	0.73		43,725	0.32		331,817	0.63
	Vietnam		71,284	0.18		229,908	1.70		301,192	0.57
	Singapore		118,735	0.30		179,031	1.32		297,766	0.56
	Saudi Arabia		348,529	0.89		481,832	3.56		830,361	1.57
	Others		1,048,737	2.66		628,297	4.64		1,677,034	3.17

			36,958,510	93.85		13,164,751	97.22		50,123,261	94.71

Europe	France		194,956	0.50		62,523	0.46		257,479	0.49
	Others		189,232	0.48		102,161	0.75		291,393	0.55

			384,188	0.98		164,684	1.21		548,872	1.04

America	U.S.A.		1,180,867	2.99		—	0.00		1,180,867	2.24
	Mexico		278,245	0.71		40,739	0.30		318,984	0.60
	Others		333,218	0.85		2,393	0.02		335,611	0.63

			1,792,330	4.55		43,132	0.32		1,835,462	3.47

Africa	Madagascar		208,865	0.53		—	0.00		208,865	0.40
	Egypt		24,100	0.06		168,698	1.25		192,798	0.36
	Others		11,901	0.03		—	0.00		11,901	0.02

			244,866	0.62		168,698	1.25		413,564	0.78

		￦	39,379,894	100.00	￦	13,541,265	100.00	￦	52,921,159	100.00

(4) Details of guarantee classified by industry as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

(2013)

	Confirmed guarantee			Unconfirmed guarantee			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	20,193,998	47.50	￦	11,411,695	84.89	￦	31,605,693	56.48
Transportation		222,382	0.52		2,568	0.02		224,950	0.40
Finance		1,849,499	4.35		185,634	1.38		2,035,133	3.64
Wholesale and retail		956,642	2.25		96,542	0.72		1,053,184	1.88
Construction		14,121,488	33.22		358,891	2.67		14,480,379	25.88
Public and others		5,170,042	12.16		1,386,745	10.32		6,556,787	11.72

Total	￦	42,514,051	100.00	￦	13,442,075	100.00	￦	55,956,126	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(2012)

	Confirmed guarantee			Unconfirmed guarantee			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	￦	20,492,704	52.05	￦	11,726,853	86.60	￦	32,219,557	60.89
Transportation		221,793	0.56		2,393	0.02		224,186	0.42
Finance		1,490,848	3.79		103,351	0.76		1,594,199	3.01
Wholesale and retail		852,498	2.16		31,917	0.24		884,415	1.67
Construction		11,850,558	30.09		723,239	5.34		12,573,797	23.76
Public and others		4,471,493	11.35		953,512	7.04		5,425,005	10.25

Total	￦	39,379,894	100.00	￦	13,541,265	100.00	￦	52,921,159	100.00

(5)	Global Medium-Term Note Program (“GMTN”) and Commercial Paper (“CP”) programs

The Bank has been establishing the following programs regarding the issue of foreign currency bonds and CPs:

1)	Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 30 billion;

2)	Established on May 14, 1997 and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 4 billion and USD 2 billion, respectively;

3)	Established on November 6, 1997, initially, and annually renewed, Euro Medium-Term Note Program to issue mid-to-long-term foreign currency bonds with an issuance limit of USD 25 billion;

4)	Established on February 13, 2008, initially, and annually renewed, MYR MTN program to issue Malaysian Ringgit-denoted bonds of MYR 4 billion;

5)	Established on June 20, 2008, initially, and annually renewed, Yen Shelf Registration to issue Samurai bond with an issuance limit of USD 3 billion;

6)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 2 billion; and

7)	Established on January 17, 2011, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of USD 5 billion.

(6) Litigations

As of June 30, 2013, six lawsuits (litigation value: ￦76,635 million) were filed by the Bank and seven pending litigation as a defendant were filed (litigation value: ￦133,417 million). The Bank’s management is unable to estimate the impact of these lawsuits, as such the Bank’s financial position and results of operation do not include the potential impact from these lawsuits.

(7) Written-off loans

The Bank manages written-off loans that have claims on debtors due to the limitation of statute, uncollected after write-off, etc. The written-off loans as of June 30, 2013 and December 31, 2012 are ￦511,162 million and ￦479,444 million, respectively.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

38. TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

(1) Related parties consist of entities related to the Bank, post-employment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

Details of related parties as of June 30, 2013 are as follows:

Related parties
Ultimate controlling party	Korean government
(Government related entity)
Subsidiaries	KEXIM Bank UK Limited, KEXIM Vietnam Leasing Co, PT.KOEXIM Mandiri Finance, KEXIM Asia Limited
Associates	Korea Asset Management Corporation, Credit Guarantee and Investment Fund
Others	The Bank of Korea, Korea Finance Corporation

(2) Significant balances of receivables, payables and guarantees with the related parties

Significant balances of receivables and payables with the related parties as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

		2013						2012
Detail	Related party	Receivables		Allowance for loan losses		Payables		Receivables		Allowance for loan losses		Payables
Subsidiaries	KEXIM Bank UK Limited,	￦	222,893	￦	—	￦	127	￦	155,257	￦	—	￦	6,075
	PT.KOEXIM Mandiri Finance		155,441		252		80		144,793		235		48
	KEXIM Vietnam Leasing Co		115,806		190		10		97,132		158		18
	KEXIM Asia Limited		162,203		—		64		148,284		—		32

	Total	￦	656,343	￦	442	￦	281	￦	545,466	￦	393	￦	6,173

Guarantees provided to the related parties as of June 30, 2013 and December 31, 2012 are as follows (Korean won in millions):

		2013						2012
Detail	Related party	Confirmed		Unconfirmed		Loan commitments		Confirmed		Unconfirmed		Loan commitments
Subsidiaries	KEXIM Bank UK Limited,	￦	137,932	￦	—	￦	127,617	￦	74,977	￦	—	￦	171,376
	PT.KOEXIM Mandiri Finance		22,994		—		51,737		21,422		—		37,489
	KEXIM Vietnam Leasing Co		—		1,688		11,497		—		1,048		—
	KEXIM Asia Limited		57,485		—		19,545		53,555		—		28,920

	Total	￦	218,411	￦	1,688	￦	210,396	￦	149,954	￦	1,048	￦	237,785

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(3) Gain or loss from transactions with related parties for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

		2013						2012
Detail	Related party	Income		Bad debt expenses		Expense		Receivables		Bad debt expenses		Payables
Subsidiaries	KEXIM Bank UK Limited,	￦	1,176	￦	—	￦	384	￦	763	￦	—	￦	578
	PT.KOEXIM Mandiri Finance		536		17		32		976		18		3
	KEXIM Vietnam Leasing Co		366		32		—		536		22		—
	KEXIM Asia Limited		738		—		614		1,526		—		518

	Total	￦	2,816	￦	49	￦	1,030	￦	3,801	￦	40	￦	1,099

(4) Details of compensation to key management for the six months ended June 30, 2013 and 2012 are as follows (Korean won in millions):

	2013		2012
Salaries	￦	1,635	￦	1,148
Severance and retirement benefits		—		96

Total	￦	1,635	￦	1,244

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

39. TRANSITION EFFECTS OF KOREAN INTERNATIONAL FINANCIAL REPORTING STANDARDS (“K-IFRS”)

In connection with adopting K-IFRS in 2013, the significant difference and the adjustments due to the adoption of K-IFRS are as follows:

(1) Significant differences between K-IFRS and K-GAAP

Classification		K-IFRS	K-GAAP
First time adoption of K-IFRS	Fair value as deemed cost and revaluation cost	Fair value of lands and buildings as of the transition date is to be regarded as net book value.	Not applicable

	Accumulated foreign currency translation	Accumulated foreign currency translation adjustments as of the transition date are reset to ‘zero’.	Not applicable

	Fair value evaluation of financial assets and liabilities at the acquisition date	Prospective approach is applied to the accounts which are newly categorized into financial assets and liabilities carried at fair value, as of the transition date.	Not applicable

	Derecognition of financial assets and liabilities	K-IFRS 1039 ‘Financial instruments: Recognition and derecognition’ is applied prospectively as of the transition date.	Not applicable

	Designation of available for sale securities or financial assets/liabilities at FVTPL	Designation of available-for-sale (AFS) financial assets or financial assets/liabilities at fair value through profit or loss (FVTPL) is principally allowed at the acquisition date, with an exception of one time designation for existing financial assets/liabilities at the transition date.	Not applicable

	Decommissioning and restoration liabilities included in the cost of tangible assets	Changes in a decommissioning and restoration liability at the transition date are added to or deducted from the cost of tangible assets, by discounting the liability using the discount rate at the date of acquisition.	Not applicable

	Investment in subsidiaries, jointly controlled corporation and related-party entities	When preparing separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’, net book value of the investments in subsidiaries, jointly controlled entities and associates is regarded as the cost of the equity securities when the cost method is applied.	Not applicable

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

Classification	K-IFRS	K-GAAP
Allowance for loan losses

If there is objective evidence that an impairment loss on loans at amortized cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate.

An entity first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, and individually or collectively for financial assets that are not individually significant.

If an entity determines that no objective evidence of impairment exists for an individually assessed financial asset, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment.

The calculation of allowances for loan losses is based on the estimates made through reasonable and objective method for receivables of uncertain collectability.

The higher amount estimated of two methods below:

i) allowances for loan losses based on historical loss data

ii) allowances provided in accordance with minimum percentage rate in its respective asset quality category as prescribed by the Regulation on Supervision of Banking Business.

Financial guarantee	Accounted for as a financial guarantee asset or liability if it is a contract that brings an obligation to an issuer to compensate a loss incurred to a holder, in accordance with the contract provisions, when debtor defaults at a payment date. Recognize financial guarantee assets or liabilities at fair value and subsequently amortize using the effective interest rate method. Also, financial guarantee liabilities are recorded at higher of provision for guarantee loss or amortized cost.	Not applicable

Classification of financial instruments	Financial assets are classified into financial assets at FVTPL, AFS financial assets, held-to-maturity securities and loan and receivables and financial liabilities consist of financial liabilities at FVTPL and other liabilities.	Assets are divided into cash and due from financial institutions, investment securities, trade receivables, derivative assets and securities consisting of trading, AFS and held-to-maturity securities. Liabilities are classified into deposits, borrowings, debenture and others.

Measurement of financial instruments	Financial assets/liabilities at FVTPL and AFS financial assets are required to be recorded at fair value with credit risks reflected. Held-to-maturity financial assets and loan and receivables are to be measured at amortized cost with the effective interest rate method applied.	Certain financial instruments such as trading securities, available-for-sale securities and derivatives, are recorded at fair value, and the reflection of credit risk is not explicitly mentioned.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

Classification	K-IFRS	K-GAAP
Unused commitments/guarantees	The amount recognized as a provision shall be the best estimate of the expenditure required to settle the present obligation at the reporting date. The risks and uncertainties that inevitably surround many events and circumstances shall be taken into account in reaching the best estimate of a provision. Where the effect of the time value of money is material, the amount of a provision shall be the present value of the expenditures expected to be required to settle the obligation. Evaluation models using various risk factors such as CCF (Credit Convert Factor), PD (Probability of Default) and LGD (Loss Given Default) are employed.	Reserve more than minimum funding rate of asset quality in accordance with rules reflecting a result of asset quality classification and credit conversion factor.

Revenue recognition	All direct loan origination fees are deferred and recognized through effective interest rate method.	Loan origination costs that have future economic benefits and are identifiable by transactions are deferred and amortized using effective interest rate method.

Application of hedge accounting	Short-cut method is not applicable. All the changes of fair values in hedged items are measured in practice.	Short-cut method is applicable when some conditions are met.

Changes in depreciation methods.	Residual value, useful lives and depreciation method of property, plant and equipment are to be consistently reviewed at least every fiscal year end and significant changes, if any, should be treated as changes in accounting estimates.	Once depreciation method is determined, it should be consistently applied to all of newly acquired and existing assets.

Membership	Classified into intangible asset with indefinite useful lives.	Classified into sundry assets in other assets.

Measurement of defined benefit obligation	Both the defined benefit and defined contribution plans are provided and the amounts of defined benefit obligation are computed based on actuarial assumptions.	Provisions for retirement benefits accrued equal to the amounts to be paid at the end of period, assuming that the all entitled employees with a service year more than a year would retire at once. Retirement benefit expenses incur at the point when the payment obligation is fixed.

Fair value adjustments of financial instruments	When derivatives are exposed to credit risk, credit risk of itself or of counterparty is evaluated according to risk position.	Not applicable

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

Classification	K-IFRS	K-GAAP
Impairment recognition of securities	Along with an objective evidence of impairment a significant or prolonged decline in the fair value of an equity security below its cost is also objective evidence of impairment. Impairment losses recognized in profit or loss for an investment in an equity instrument classified as available-for-sale shall not be reversed through profit or loss.

When there is an objective evidence of impairment, impairment loss shall be recognized.

If, in a subsequent period, the amount of the impairment loss in available-for-sale security at fair value is related objectively to an event occurring after the impairment was recognized, the previously recognized impairment loss can be reversed.

Liability/equity classification	Issuer classifies its financial instruments or components of financial instruments as either financial liabilities or equity instruments at the initial recognition, considering the substance of the contractual arrangement and definition of financial assets and equity instruments.	Classification according to relevant legal framework such as business law.

Classification of capital	Classification of capital is pursuant to the substance of the contractual arrangement over its legal form.	Capital includes the legal amount paid by shareholders (paid-in capital).

Foreign currency translation	Closing exchange rates at year end for translation of assets or liabilities denominated in foreign currencies, and closing exchange rates at acquisition date for shareholders’ equity should be applied. For other comprehensive income items, average exchange rates for the periods concerned should be used.	When applying the accounting standards for the banking industry, closing rates are used in translating the statement of financial position and the statement of income.

(2) Changes in consolidation scope

There is no change in consolidation scope due to the adoption of K-IFRS.

(3) The effects on the Bank’s financial position and results of operation

The effects on the Bank’s financial position and results of operation being listed below are set out based on the separate financial statements, which may change with subsequent adoption of amendments to the standards and further analysis. Conversion effects to K-IFRS consist of those from changes in reclassifications and net asset changes due to GAAP differences.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

1) Summary of the effects on the separate statement of financial position at January 1, 2012 (Date of transition, Korean won in millions):

	K-GAAP		Transition effects		K-IFRS		Ref.
Cash and due from financial institutions	￦	2,707,643	￦	(373,000)	￦	2,334,643	A
Financial assets at FVTPL		197,282		381,046		578,328	B
Hedging derivative assets		1,001,735		(7,502)		994,233	C
Loans		46,117,902		233,306		46,351,208	D
Financial investments		3,700,301		—		3,700,301	E
Investments in associates and subsidiaries		248,630		—		248,630	F
Tangible assets, net		33,182		185,102		218,284	G
Intangible assets, net		6,576		5,613		12,189	H
Deferred tax assets		511,907		(160,995)		350,912	I
Other assets		608,185		57,782		665,967	J

Total assets	￦	55,133,343	￦	321,352	￦	55,454,695

Financial liabilities at FVTPL	￦	188,016	￦	(1,082)	￦	186,934	K
Hedging derivative liabilities		804,536		1,082		805,618	L
Borrowings		5,352,178		(1,138)		5,351,040	M
Debentures		39,203,568		170,609		39,374,177	N
Provisions		922,464		(434,976)		487,488	O
Defined benefit obligation, net		30,019		23,774		53,793	P
Current tax liabilities		91,125		(9,206)		81,919	Q
Other liabilities		1,032,137		9,122		1,041,259	R

Total liabilities	￦	47,624,043	￦	(241,815)	￦	47,382,228

Capital stock	￦	6,258,755	￦	—	￦	6,258,755
Reserves		(50,307)		271,643		221,336	S
Retained earnings		1,300,852		291,524		1,592,376	T

Total shareholders’ equity		7,509,300		563,167		8,072,467

Total liabilities and shareholders’ equity	￦	55,133,343	￦	321,352	￦	55,454,695

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

2) Summary of the effects on the financial position at December 31, 2012 and the results of operation for the year ended December 31, 2012 (Unit: Korean won in millions):

<Financial position >

	K-GAAP		Transition effects		K-IFRS		Ref.
Cash and due from financial institutions	￦	2,134,083	￦	(216,500)	￦	1,917,583	A
Financial assets at FVTPL		45,025		216,500		261,525	B
Hedging derivative assets		873,273		—		873,273	C
Loans and receivables		45,859,205		(173,319)		45,685,886	D
Financial investments		3,864,932		—		3,864,932	E
Investments in associates and subsidiaries		628,381		769		629,150	F
Tangible assets, net		42,100		185,979		228,079	G
Intangible assets, net		9,689		5,582		15,271	H
Deferred tax assets		537,919		(144,215)		393,704	I
Other assets		593,505		99,107		692,612	J

Total assets	￦	54,588,112	￦	(26,097)	￦	54,562,015

Financial liabilities at FVTPL	￦	248,806	￦	9,725	￦	258,531	K
Hedging derivative liabilities		927,853		(9,725)		918,128	L
Borrowings		2,757,017		(1,026)		2,755,991	M
Debentures		40,020,319		152,212		40,172,531	N
Provisions		1,022,661		(798,027)		224,634	O
Defined benefit obligation, net		3,377		29,366		32,743	P
Current tax liabilities		77,231		—		77,231	Q
Other liabilities		965,291		69,197		1,034,488	R

Total liabilities	￦	46,022,555	￦	(548,278)	￦	45,474,277

Capital stock	￦	7,138,055	￦	—	￦	7,138,055
Reserves		11,328		9,472		20,800	S
Retained earnings		1,416,174		512,709		1,928,883	T

Total shareholders’ equity		8,565,557		522,181		9,087,738

Total liabilities and shareholders’ equity	￦	54,588,112	￦	(26,097)	￦	54,562,015

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

<Results of operation >

	K-GAAP		Transition effects		K-IFRS		Ref.
Net interest income:
Interest income	￦	1,770,911	￦	23,362	￦	1,794,273	A
Interest expenses		1,428,723		47,001		1,475,724	B

		342,188		(23,639)		318,549

Net commission income
Commission income		300,691		(7,504)		293,187	C
Commission expenses		5,996		(1,286)		4,710	D

		294,695		(6,218)		288,477

Dividend income		18,459		—		18,459
Gain (loss) on financial assets at FVTPL		(103,349)		33,943		(69,406)	E
Gain (loss) on hedging derivative assets		(45,108)		(19,585)		(64,693)	F
Gain (loss) on financial investments		44,433		338,911		383,344	G
Gain (loss) on foreign exchange transaction		330,282		(85,427)		244,855	H
Other net operating income (expenses)		(89,250)		34,884		(54,366)	I
Impairment loss on credit		(451,807)		28,688		(423,119)	J
General administration expenses		(161,028)		(2,722)		(163,750)	K

Total operating income		179,515		298,835		478,350

NON OPERATING INCOME (EXPENSES):							L
Gain (loss) on investments in associates and subsidiaries		14,928		(13,105)		1,823
Net non-operating income (expenses)		(7,441)		474		(6,967)

		7,487		(12,631)		(5,144)

INCOME BEFORE INCOME TAX		187,002		286,204		473,206
INCOME TAX EXPENSES		(38,061)		(65,020)		(103,081)	M

NET INCOME FOR THE PERIOD		148,941		221,184		370,125

OTHER COMPREHENSIVE INCOME FOR THE PERIOD							N
Items not reclassified subsequently to profit or loss		—		(1,631)		(1,631)
Remeasurement of net defined benefit liability		—		(1,631)		(1,631)
Items reclassified subsequently to profit or loss
Gain (loss) on valuation of available-for-sale financial assets		63,353		(259,048)		(195,695)
Gain (loss) on valuation of investments in associates by equity method		1,492		(1,492)		—
Cash flow hedging gains or losses		(3,210)		—		(3,210)

TOTAL COMPREHENSIVE INCOME	￦	210,576	￦	(40,987)	￦	169,589

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

3) Summary of the effects on the financial position at June 30, 2012 and the results of operation for the six months ended June 30, 2012 (Unit: Korean Won in millions):

<Financial position >

	K-GAAP		Transition effects		K-IFRS		Ref.
Cash and due from financial institutions	￦	4,172,199	￦	(631,950)	￦	3,540,249	A
Financial assets at FVTPL		9,052		638,118		647,170	B
Hedging derivative assets		964,388		(5,301)		959,087	C
Loans		48,872,764		158,392		49,031,156	D
Financial investments		4,179,425		(381,392)		3,798,033	E
Investments in associates and subsidiaries		253,093		376,057		629,150	F
Tangible assets, net		32,060		185,447		217,507	G
Intangible assets, net		6,864		5,614		12,478	H
Deferred tax assets		452,617		(143,680)		308,937	I
Other assets		627,030		70,178		697,208	J

Total assets	￦	59,569,492	￦	271,483	￦	59,840,975

Financial liabilities at FVTPL	￦	330,218	￦	13,535	￦	343,753	K
Hedging derivative liabilities		912,973		(13,536)		899,437	L
Borrowings		3,363,936		(4,995)		3,358,941	M
Debentures		44,673,096		157,032		44,830,128	N
Provisions		848,898		(417,197)		431,701	O
Defined benefit obligation, net		30,150		25,178		55,328	P
Current tax liabilities		10,363		(1,254)		9,109	Q
Other liabilities		912,588		10,533		923,121	R

Total liabilities	￦	51,082,222	￦	(230,704)	￦	50,851,518

Capital stock	￦	7,038,055	￦	—	￦	7,038,055
Reserves		37,903		14,590		52,493	S
Retained earnings		1,411,312		487,597		1,898,909	T

Total shareholders’ equity		8,487,270		502,187		8,989,457

Total liabilities and shareholders’ equity	￦	59,569,492	￦	271,483	￦	59,840,975

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

<Results of operation >

	K-GAAP		Transition effects		K-IFRS		Ref.
Net interest income:
Interest income	￦	871,124	￦	8,231	￦	879,355	A
Interest expenses		712,292		9,714		722,006	B

		158,832		(1,483)		157,349

Net commission income
Commission income		151,735		(4,781)		146,954	C
Commission expenses		3,151		(414)		2,737	D

		148,584		(4,367)		144,217

Dividend income		18,335		—		18,335
Gain (loss) on financial assets at FVTPL		(151,633)		(11,906)		(163,539)	E
Gain (loss) on hedging derivative assets		(117,779)		17,251		(100,528)	F
Gain (loss) on financial investments		59,281		339,698		398,979	G
Gain (loss) on foreign exchange transaction		429,639		6,700		436,339	I
Other net operating income (expenses)		(181,439)		27,603		(153,836)	I
Impairment loss on credit		(106,223)		(103,499)		(209,722)	J
General administration expenses		(81,053)		(2,658)		(83,711)	K

Total operating income		176,544		267,339		443,883

NON OPERATING INCOME (EXPENSES):							L
Gain (loss) on investments in associates and subsidiaries		10,210		(8,387)		1,823
Net non-operating income (expenses)		(3,338)		2		(3,336)

		6,872		(8,385)		(1,513)

INCOME BEFORE INCOME TAX		183,416		258,954		442,370
INCOME TAX EXPENSES		(39,338)		(62,881)		(102,219)	M

NET INCOME FOR THE PERIOD		144,078		196,073		340,151

OTHER COMPREHENSIVE INCOME FOR THE PERIOD							N
Items not reclassified subsequently to profit or loss		—		—		—
Remeasurement of net defined benefit liability		—		—		—
Items reclassified subsequently to profit or loss
Gain (loss) on valuation of available-for-sale financial assets		90,980		(259,628)		(168,648)
Gain (loss) on valuation of investments in associates by equity method		(2,575)		2,575		—
Cash flow hedging gains or losses		(195)		—		(195)

TOTAL COMPREHENSIVE INCOME	￦	232,288	￦	(60,980)	￦	171,308

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

4) Details of reconciliation

< Financial position >

A. Cash and due from financial institutions

Certain beneficiary certificates included in cash and cash equivalents under K-GAAP are reclassified into financial asset at FVTPL under K-IFRS.

B. Financial assets at FVTPL

Certain beneficiary certificates included in cash and cash equivalents and derivatives held for trading under K-GAAP are transferred to financial assets at FVTPL under K-IFRS.

C. Hedging derivative assets

Hedging relationship under K-GAAP has been cancelled.

D. Loans

Changes in net assets are attributable to the different accounting treatments in deferred loan origination fees and amortization method using the effective interest rate, combined with different set-out scope of provision for receivables and its calculation methodology. Fair value evaluation of hedged item loans results in changes in net assets.

E. Financial investments

Difference in accounting treatments on impairment (reversal) of available-for-sale financial assets results in changes in net assets.

F. Investments in associates and subsidiaries

On the separate financial statement equity method of accounting was not applied under K-IFRS while it was applied under K-GAAP.

G. Tangible assets

Acquisition cost adjustment due to the revaluation of fixed assets results in the net asset value change.

H. Intangible assets

Among the deposits recognized under K-GAAP, membership deposit with the expected future economic benefits is reclassified as intangible asset under K-IFRS.

I. Deferred tax assets

Changes in deferral amount arising from fair value evaluation of financial asset/liability and different methodology of impairment assessment, along with different depreciation expense and denial of provision liability have changed the amount of deferred tax asset under K-IFRS.

J. Other assets

Accrued income and present value discount caused by financial guarantees results in changes in net assets.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

K. Financial liabilities at FVTPL

Derivatives held for trading under K-GAAP are transferred to financial liabilities at FVTPL under K-IFRS.

L. Hedging derivative liabilities

Hedging relationship under K-GAAP has been cancelled.

M. Borrowings

Changes in net assets are attributable to the application of the effective interest rate method in the calculation of interest expense for borrowings and net book value adjustments.

N. Debentures

Changes in net assets are attributable to the difference in fair value measurement of the corporate bonds subject to the hedge accounting and difference in amortization cost based on the effective interest rate method.

O. Provision

Difference in calculation methodology of provision for unused commitments, guarantees and other liabilities results in changes in net assets.

P. Defined benefit obligation, net

Provisions for retirement benefits accrued under K-GAAP have been changed based on actuarial assumptions.

Q. Current tax liabilities

Some local taxes are reclassified as not forming current tax liabilities.

R. Other liabilities

Accrued expenses and present value discount caused by financial guarantees results in changes in net assets.

S. Reserves

Adjustment difference in recognition of impairment losses on available for sale securities and changes in remeasurement elements of defined benefit plan results in changes in net assets.

T. Retained earnings

Recognition of impairment losses on available for sale securities, adoption of deemed cost to securities using the equity method, difference in fair value evaluation of hedged items, accrued interest expense and depreciation expense, along with revaluation of tangible assets and profit/loss adjustment in association with financial guarantee contracts caused a change in retained earnings.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

<Operational results>

A. Interest income

The amount of interest income changes due to the difference in amortized amount of deferred origination fees and costs of loans and receivables using the effective rate method, interest income recognized for impaired loans, and adjustments to accrued interest income for impaired loans. In addition, the change of time value in account receivables associated with financial guarantee, transfer of interest income related to credit card points to unearned revenue, recognition of present value discounts amounting to the substantial portion of prepaid rental expenses and its amortization cost using the effective rate method result in changes in interest income.

B. Interest expenses

Difference in amortized interest expenses with regards to financial liabilities and exchange rate applied when translating interest expense of foreign currency denominated financial liabilities results in a change in interest expense.

C. Commission income

Commission income changes due to the adjusted deferred origination fees and costs related to loans and receivables and the offset amount with financial guarantee assets when commissions related to financial guarantee contracts are received.

D. Commission expenses

Commission expenses changes due to the adjusted deferred origination fees and costs related to loans and receivables.

E. Gain (loss) on financial assets at FVTPL

Different fair value evaluation amounts in derivatives held for trading and cancellation of hedging result in changes in profit/loss on financial assets.

F. Gain (loss) on hedging derivative assets

Different fair value evaluation amounts in derivatives held for hedging and cancellation of hedging result in changes in profit/loss on hedging derivative assets.

G. Gain (loss) on financial investments

Gain or loss on available for sale securities has been changed, responding to the recognition method of impairment losses on available for sale securities.

H. Gain (loss) on foreign exchange transaction

Gain or loss on foreign currency transaction has been changed due to the different exchange rates applied at the transaction date.

I. Other net operating income (expenses)

Changes in income tax expense are attributable to the changes in the hedged item and the valuation of fair value hedged item.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO SEPARATE FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012, AND

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

J. Impairment loss on credit

Impairment loss on credit is caused by differences in the scope and calculation methodology of provision for loans and receivables, and differences in the calculation of unused commitment and payment guarantee.

K. General administration expenses

Changes in general administration expenses are attributable to changes administrative expenses contributed by changed vacation benefits and defined benefit retirement expense.

L. Non-operating income (expenses)

Changes in non-operating income and expenses are attributable to changes in equity method and depreciation.

M. Income tax expenses

Changes in income tax expenses are attributable to the changes in deferred tax assets and liabilities.

N. Other comprehensive income

Differences in valuation amounts of available for sale securities, gain on valuation of investment stock using the equity method and remeasurement elements of net defined benefit liability made a change in the amount of other comprehensive income.

5) Explanation of material adjustments to the separate statements of cash flows for the six months ended June 30, 2012 and for the year ended December 31, 2012

According to K-IFRS, dividends received, interest received, interest paid and income tax paid which were not presented separately under K-GAAP are now presented separately in the separate statements of cash flows.

Interest paid, interest received and dividends received were classified as operating cash flows in accordance with K-GAAP. But, in accordance with K-IFRS, interest paid are reclassified as financing cash flows, and interest received and dividends received are reclassified as investing cash flows. The effect of exchange rate changes on cash and cash equivalents held or due in a foreign currency is presented separately from cash flows from operating, investing and financing activities.

Except for the aforementioned items, there are no significant differences between the separate statements of cash flows prepared according to K-IFRS and K-GAAP.

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2013 was 1.9% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.8% and exports of goods and services increased by 4.4%, which more than offset a decrease in gross domestic fixed capital formation by 0.3%, each compared with the corresponding period of 2012.

Prices, Wages and Employment

The inflation rate was 1.4% in the first quarter of 2013 and 1.1% in the second quarter of 2013, each compared to the corresponding period of 2012. The unemployment rate was 3.6% in the first quarter of 2013 and 3.1% in the second quarter of 2013.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 1,914.0 on July 31, 2013, 1,926.4 on August 30, 2013 and 2,003.9 on September 11, 2013.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,113.6 to US$1.00 on July 31, 2013, Won 1,110.9 to US$1.00 on August 30, 2013 and Won 1,084.9 to US$1.00 on September 11, 2013.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$29.8 billion in the first half of 2013. The current account surplus in the first half of 2013 increased from the current account surplus of US$13.8 billion in the corresponding period of 2012, primarily due to increases in surplus from the goods account and the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$20.1 billion in the first half of 2013. Exports increased by 0.6% to US$276.7 billion and imports decreased by 2.8% to US$256.6 billion from US$275.0 billion of exports and US$264.1 billion of imports, respectively, in the corresponding period of 2012.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$331.1 billion as of August 31, 2013.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-180273.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The Floating Rate Notes are initially limited to US$500,000,000 aggregate principal amount and will mature on September 17, 2016 (the “Floating Rate Maturity Date”). The Floating Rate Notes will bear interest for each Interest Period (as defined below) at a rate equal to Three-Month USD LIBOR plus 0.85% per annum, payable quarterly in arrears on March 17, June 17, September 17 and December 17 of each year (each an “Floating Rate Interest Payment Date”). Interest on the Floating Rate Notes will accrue from September 17, 2013. If any Floating Rate Interest Payment Date or the Floating Rate Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Interest Payment Date or the Floating Rate Maturity Date will be postponed to the following day that is a business day, except that if such next business day is in the next calendar month, then that Floating Rate Interest Payment Date or the Floating Rate Maturity Date will be the immediately preceding day that is a business day. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Floating Rate Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

The term “Three-Month USD LIBOR” means, with respect to any Interest Determination Date (as defined below):

(a)	the rate for three-month deposits in United States dollars commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, that appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 a.m., London time, on the Interest Determination Date; or

(b)

if no rate appears on the particular Interest Determination Date on the Reuters Page LIBOR01, the rate calculated by the Calculation Agent (as defined below) as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(c)	if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London Banking Day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(d)	if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), Three-Month USD LIBOR in effect immediately prior to the particular Interest Determination Date.

“Reuters Page LIBOR01” means the display on Reuters (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

“Interest Determination Date” for any Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” refers to the period from and including September 17, 2013 to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Notes. In the absence of willful default, bad faith or manifest error, the Calculation Agent’s determination of Three-Month USD LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Notes are held in global form. In the event that the Notes are held in certificated form, the interest rates for current and preceding Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with the London office of another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period, we have a duty to appoint the London office of such other leading commercial bank or investment bank in New York or London as may be approved in writing by the fiscal agent.

Fixed Rate Notes

The Fixed Rate Notes are initially limited to US$500,000,000 aggregate principal amount and will mature on September 17, 2018 (the “Fixed Rate Maturity Date”). The Fixed Rate Notes will bear interest at the rate of 2.875% per annum, payable semi-annually in arrears on March 17 and September 17 of each year (each an “Fixed Rate Interest Payment Date”). The first interest payment on the Fixed Rate Notes will be made on March 17, 2014 in respect of the period from (and including) September 17, 2013 to (but excluding) March 17, 2014. Interest on the Fixed Rate Notes will accrue from September 17, 2013. If any Fixed Rate Interest Payment Date or the Fixed Rate Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on the Fixed Rate Interest Payment Date or the Fixed Rate Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Fixed Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Fixed Rate Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying and transfer agent in Singapore, where the certificates representing Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying and transfer agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

Tax on Interest Payments

Interest on “foreign currency denominated bonds” paid to non-residents is exempt from income tax and corporation tax (whether payable by withholding or otherwise) pursuant to the Special Tax Treatment Control Law (the “STTCL”). With respect to foreign currency denominated bonds issued after January 1, 2012, interest is tax-exempt only if such bonds are issued outside Korea. The term “foreign currency denominated bonds” in this context is not defined under the STTCL. Although there is no Korean court precedent directly on point and therefore, the courts and the tax authorities may take a different view, in the opinion of Yulchon LLC, our Korean counsel, the Notes qualify as “foreign currency denominated bonds” under the STTCL and are issued outside of Korea, and therefore the interest payable under the Notes (as provided for in the terms and conditions of the Notes, subject to adjustment of original issue discount or premium, if any) to you will be exempt from Korean income tax and corporation tax (whether payable by withholding or otherwise) by virtue of Article 21(1)(i) of the STTCL.

If not exempt under the STTCL, the rate of income tax or corporation tax applicable to the interest on the Notes, for you, is currently 14%. In addition, a tax surcharge, called a local income surtax, is imposed at the rate of 10% of the income or corporation tax (raising the total tax rate to 15.4%).

The tax rates may be reduced by applicable tax treaty, convention or agreement between Korea and the country of the recipient of the interest. In order to obtain a reduction or exemption of withholding tax under an applicable tax treaty with respect to any income to which a Korean withholding tax applies, a non-resident should submit either an application for tax exemption or an application for treaty-reduced tax rates to either the payer or the entity obligated to withhold such tax prior to the date upon which such income is to be paid to the non-resident. The relevant tax treaties are discussed under “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the Notes, provided that the disposition does not involve a transfer of the Notes to a resident of Korea (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the Notes outside of Korea. If you sell or otherwise dispose of the Notes to a Korean resident or such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the Notes, regardless of whether the disposition is to a Korean resident. In order to obtain a reduction or exemption of withholding tax under an applicable tax treaty with respect to any income to which a Korean withholding tax applies, a non-resident should submit either an application for tax exemption or an application for treaty-reduced tax rates to either the payer or the entity obligated to withhold such tax prior to the date upon which such income is to be paid to the non-resident. For more information regarding tax treaties, see “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus.

With respect to computing the above-mentioned 22% withholding taxes on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the Notes. The purchaser of the Notes or, in the case of the sale of the Notes through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or in the absence of producing satisfactory evidence of your acquisition cost and certain direct transaction cost in relation to the Notes being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant Notes occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in this prospectus supplement and the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated September 12, 2013 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Citigroup Global Markets Inc., Deutsche Bank AG, Singapore Branch, Goldman Sachs International, The Hongkong and Shanghai Banking Corporation Limited, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc. and Samsung Securities Co., Ltd. are acting as representatives of the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of the Underwriters	Principal Amount of Floating Rate Notes		Principal Amount of the Fixed Rate Notes
Citigroup Global Markets Inc	US$	81,490,000	US$	80,476,000
Deutsche Bank AG, Singapore Branch		81,488,000		80,476,000
Goldman Sachs International		81,488,000		80,476,000
The Hongkong and Shanghai Banking Corporation Limited		81,488,000		80,476,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		81,488,000		80,476,000
Mizuho Securities USA Inc		81,488,000		80,476,000
Samsung Securities Co., Ltd		11,070,000		17,144,000

	US$	500,000,000	US$	500,000,000

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any Notes of a series, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

Each of the Fixed Rate Notes and the Floating Rate Notes are a new class of securities with no established trading market. Approval in-principle has been received from the SGX-ST for the listing and quotation of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with this offering, Citigroup Global Markets Inc. (the “Stabilizing Manager”) or any person acting on its behalf, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of the Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

The amount of net proceeds from our Floating Rate Notes is US$498,500,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Floating Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The amount of net proceeds from our Fixed Rate Notes is US$496,585,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Fixed Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Fixed Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about September 17, 2013, which we expect will be the third business day following the date of this prospectus supplement.

Foreign Selling Restrictions

Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and (ii) in compliance with the other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Singapore

Each Underwriter has severally represented and agreed that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”).

Accordingly, each Underwriter severally represents, warrants and agrees that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Each Underwriter further has severally represented and agreed to notify (whether through the distribution of this prospectus supplement and the accompanying prospectus or otherwise) each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased Notes from or through that Underwriter, namely a person which is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor,

that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except:

(1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) by operation of law; or

(4) pursuant to section 276(7) of the SFA.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Yulchon LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinion of Yulchon LLC.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 11235-0000158. Our authorized share capital is ￦8,000 billion. As of September 6, 2013, our paid-in capital was ￦7,158 billion.

Our board of directors can be reached at the address of our registered office: c/o 16-1, Youido-dong, Youngdeungpo-gu, Seoul 150-996, The Republic of Korea.

The issue of the Notes has been authorized by our Chairman and President on August 30, 2013. On September 10, 2013, we filed our report on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	CUSIP	ISIN	Common Code
Floating Rate Notes	302154 BJ7	US302154BJ77	097298556
Fixed Rate Notes	302154 BH1	US302154BH12	097298602

HEAD OFFICE OF THE BANK

16-1, Youido-dong,

Youngdeungpo-gu

Seoul 150-996

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

Global Finance Americas

101 Barclay St, 4E

New York, NY 10286

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Yulchon LLC	Cleary Gottlieb Steen & Hamilton LLP
Textile Center 12F 944-31 Daechi 3-dong Gangnam-gu, Seoul 135-713 Korea	c/o 39th Floor Bank of China Tower One Garden Road Hong Kong

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

737 Yeoksam-dong

Gangnam-gu, Seoul

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542